SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ROHM AND HAAS COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

100 Independence Mall West, Philadelphia, PA 19106-2399 Telephone (215) 592-3000

March 19, 2004

Dear Stockholder:

You are cordially invited to attend the Rohm and Haas Company Annual Meeting of Stockholders, which we will hold on Monday, May 3, 2004, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT). President Mike Fitzpatrick and I look forward to bringing you up to date on the progress of the Company during the past year.

We appreciate your ongoing interest and participation in this Company.  Please take the time to vote — electronically, by phone or by mail — to ensure that your shares will be represented at the meeting. Your vote is very important.

Sincerely,

Raj L. Gupta
Chairman of the Board of
Directors and Chief
Executive Officer

This document is dated March 19, 2004 and is first being mailed to stockholders on or about March 22, 2004.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF ROHM AND HAAS DIRECTORS
BOARD OF DIRECTORS
ORGANIZATION
REPORT OF THE AUDIT COMMITTEE
DIRECTORS’ COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2003
Aggregated Option Exercises in 2003 and December 31, 2003 Option Value
Pension Plan Table
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
COMPENSATION PROPOSALS
PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR
ROHM AND HAAS STOCK OWNERSHIP
INDEPENDENT AUDITOR
CORPORATE GOVERNANCE DISCLOSURES
2005 ANNUAL MEETING PROPOSALS
APPENDIX A
APPENDIX B 2004 ROHM AND HAAS COMPANY ANNUAL INCENTIVE PLAN
APPENDIX C 2004 ROHM AND HAAS COMPANY LONG-TERM
APPENDIX D
APPENDIX E

Notice of Annual Meeting	3
Proxy Statement	4
Election of Rohm and Haas Directors	6
Board of Directors	10
Organization	10
Report of the Audit Committee	12
Directors’ Compensation	13
Executive Compensation	14
Summary Compensation Table	14
Option Grants Table	15
Option Exercises and Year-End Value Table	15
Long-Term Incentive Plan Awards Table	16
Pension Plan Table	17
Report of the Executive Compensation Committee	18
Five-Year Performance Graph	21
Compensation Proposals	22
Ratification of Independent Auditor Proposal	26
Rohm and Haas Stock Ownership	27
Independent Auditor	29
Corporate Governance Disclosures	30
2005 Annual Meeting Proposals	31
Appendix A - Rohm and Haas Company Audit Committee Charter	32
Appendix B - 2004 Rohm and Haas Company Annual Incentive Plan	35
Appendix C - 2004 Rohm and Haas Company Long-Term Performance Share Plan	38
Appendix D - 2004 Amended and Restated Rohm and Haas Company Stock Plan	43
Appendix E - Pre-Approval Policies and Procedures for Independent Auditor	50

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, May 3, 2004

The annual meeting of stockholders of Rohm and Haas Company will be held on Monday, May 3, 2004, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT), to act upon the following matters:

1.     Election of fourteen members of the Board of Directors, each of whom will serve a one-year term;

2.     Approval of a proposal to adopt the 2004 Rohm and Haas Company Annual Incentive Plan;

3.     Approval of a proposal to adopt the 2004 Rohm and Haas Company Long-Term Performance Share Plan;

4.     Approval of the 2004 Amended and Restated Rohm and Haas Company Stock Plan;

5.     Ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent auditor for 2004; and

6.     To transact any other business as may properly come before the meeting.

The Board of Directors of Rohm and Haas Company recommends a vote “FOR” the election of each of the nominees for director and for each of these proposals. Stockholders of record at the close of business on Friday, March 5, 2004 are entitled to vote their shares.

It is important that your shares be voted at the meeting. Please see the proxy card for instructions on voting electronically, by telephone, or by signing, dating and returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

A summary report of the meeting, which includes a transcript of the presentations and an edited transcript of the questions and answers, will be available following the meeting on the Rohm and Haas Company public web site located at www.rohmhaas.com.

By Order of the Board of Directors,

Robert A. Lonergan
Corporate Secretary

Rohm and Haas Company

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, May 3, 2004

The enclosed proxy is being solicited by Rohm and Haas Company’s Board of Directors for use at the annual meeting of stockholders and any adjournment of the meeting.

Place, date and time

The Rohm and Haas Company annual meeting will be held on Monday, May 3, 2004, at the Chemical Heritage Foundation, 315 Chestnut Street, Philadelphia, PA 19106, commencing at 10:30 a.m. local time (EDT), subject to any adjournments or postponements.

Record date

Only holders of Rohm and Haas common stock as of Friday, March 5, 2004 are entitled to receive notice of and to vote at the Rohm and Haas annual meeting. As of March 5, 2004, there were 224,015,474 shares of Rohm and Haas common stock outstanding, each share of which entitles the registered holder to one vote. Rohm and Haas will have a list of Rohm and Haas stockholders entitled to vote at the Rohm and Haas annual meeting available during normal business hours at 100 Independence Mall West, Philadelphia, PA, 19106 for the ten-day period prior to the Rohm and Haas annual meeting on May 3, 2004.

Vote required

Each of the proposals to elect directors, approve the annual incentive, long-term performance share and stock plans and ratify PricewaterhouseCoopers as the Company’s independent auditor for 2004, requires the approval of the holders of a majority of the Rohm and Haas common stock, present (in person or by proxy) at a meeting at which a quorum is present.

The holders of a majority of the outstanding shares of Rohm and Haas common stock will constitute a quorum for these votes. If a quorum is not present at the Rohm and Haas annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

As of March 5, 2004, directors and executive officers of Rohm and Haas were entitled to vote approximately 29.09% of the outstanding votes entitled to be cast by stockholders at the Rohm and Haas annual meeting.

How shares will be voted at the annual meeting

All shares of Rohm and Haas common stock represented by properly executed proxies received before or at the Rohm and Haas annual meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the election of the fourteen nominees for the Board of Directors, “FOR” approval of the annual incentive, long-term performance share and stock plans, and “FOR” the ratification of PricewaterhouseCoopers as the Company’s independent auditor for 2004.

Under current New York Stock Exchange rules, brokers who hold shares in street name for customers must receive instructions from the beneficial owners of the shares giving express authority to vote on equity compensation proposals, such as the proposal to approve the 2004 Amended and Restated Rohm and Haas Company Stock Plan. Brokers who hold shares in street name for customers have the authority to vote on some routine matters, such as election of the directors and ratification of the independent auditor, when they have not received express instructions from beneficial owners.

The Rohm and Haas Board of Directors is not currently aware of any other business to be brought before the Rohm and Haas annual meeting other than that described herein. If, however, other matters are properly brought before the Rohm and Haas annual meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

How to revoke a proxy

You may revoke your proxy at any time before its use by delivering to Robert A. Lonergan, Corporate Secretary of Rohm and Haas Company, a signed notice of revocation or a later-dated signed proxy, or by attending the Rohm and Haas annual meeting and voting in person. Attendance at the Rohm and Haas annual meeting will not itself constitute the revocation of a proxy.

Solicitation of proxies

Rohm and Haas Company will pay the cost of solicitation of proxies for the Rohm and Haas annual meeting of stockholders. In addition to solicitation by mail, Rohm and Haas will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Rohm and Haas will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Rohm and Haas has retained D. F. King & Co., Inc. to assist in the solicitation of proxies and to verify the records related to the solicitations. D. F. King will receive a fee of $6,000 and expenses reimbursement for its services. Rohm and Haas or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly the stockholders vote. We urge you to vote your shares without delay.

ELECTION OF ROHM AND HAAS DIRECTORS

At the annual meeting, stockholders will be asked to elect fourteen nominees to serve as directors of Rohm and Haas Company. The elected directors will hold office until the next annual meeting of stockholders and until their successors are elected.

The Rohm and Haas Company Board of Directors nominated each of the persons listed below upon the recommendation of the Nominating Committee of the Rohm and Haas Board of Directors for re-election to the Board. If any nominee is unable to serve as a director, the persons named as proxies will vote for any other nominee who is designated by the Rohm and Haas Board of Directors or the Rohm and Haas Board of Directors may decrease the number of directors. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the shares of Rohm and Haas stock represented, in person or by proxy, at the Rohm and Haas annual meeting.

Mr. John H. McArthur, a director of the Company since 1977, has attained the age of 70 and, in accordance with the Corporate Governance Policies and Guidelines of Rohm and Haas Company, will not stand for reelection to the Board.

Mr. Gary L. Rogers, who is standing for election to the Rohm and Haas Company Board for the first time, was proposed to the Nominating Committee by a third party search firm that was compensated by the Company for identifying, evaluating and recommending candidates for the Board.

The Rohm and Haas Board of Directors recommends a vote “FOR” the election of each of the nominees.

WILLIAM J. AVERY
Director since 1997

Mr. Avery, 63, formerly Chairman, Chief Executive Officer and Director of Crown Cork & Seal Company, Inc. from 1990 until his retirement in 2001. Mr. Avery also is a director of the Lincoln Financial Group.

Rohm and Haas Board Committees:
Audit; Executive; Nominating

J. MICHAEL FITZPATRICK
Director since 1999

Dr. Fitzpatrick, 57, President and Chief Operating Officer, Rohm and Haas Company from 1999 to present; previously, Chief Technology Officer, from 1996 to 1998, and Vice President, Rohm and Haas Company, 1993 to 1998. Dr. Fitzpatrick also is a director of Carpenter Technology Corporation and McCormick & Company, Inc.

Rohm and Haas Board Committees:
Executive; Sustainable Development

EARL G. GRAVES, SR.
Director since 1984

Mr. Graves, 69, Chairman and Chief Executive Officer, Earl G. Graves Ltd. from 1972 to present; Publisher and Editor, Black Enterprise Magazine from 1970 to present; formerly Chairman and Chief Executive Officer, Pepsi-Cola of Washington, D.C., L.P. from 1996 to 1998; Managing Director of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. from 1998 to present. Mr. Graves also is a director of Aetna, Inc.; AMR Corporation and its subsidiary, American Airlines, Inc.; DaimlerChrysler AG; and Federated Department Stores, Inc.

Rohm and Haas Board Committees:
Nominating; Sustainable Development

RAJ L. GUPTA
Director since 1999

Mr. Gupta, 58, Chairman and Chief Executive Officer, Rohm and Haas Company from 1999 to present; previously, Vice Chairman from 1998 to 1999; Director of Electronic Materials business from 1996 to 1999; Vice President and Regional Director of the Asia-Pacific Region, Rohm and Haas Company from 1993 to 1998. Mr. Gupta also is a director of Technitrol, Inc. (resigned effective December 31, 2003); Agere Systems; and The Vanguard Group.

Rohm and Haas Board Committees:
Executive (Chair)

DAVID W. HAAS
Director since 1999

Mr. Haas, 48, Chairman and Director, The William Penn Foundation from 1998 to present; previously, Vice Chairman, The William Penn Foundation from 1996 to 1998. He is a cousin of Thomas W. Haas.

Rohm and Haas Board Committees:
Nominating; Sustainable Development

THOMAS W. HAAS
Director since 1999

Mr. Haas, 48, Director and Corporate Officer, The William Penn Foundation; pilot and flight instructor. He is a cousin of David W. Haas.

Rohm and Haas Board Committees:
Executive Compensation; Nominating

JAMES A. HENDERSON
Director since 1989

Mr. Henderson, 69, formerly Chairman, Chief Executive Officer and Director, Cummins Engine Co., Inc. from 1995 until his retirement in 1999. Mr. Henderson also is a director of International Paper Company; Nanophase Technologies Corporation; Ryerson Tull, Inc.; and SBC Communications, Inc.

Rohm and Haas Board Committees:
Executive Compensation (Chair); Nominating

RICHARD L. KEYSER
Director since 1999

Mr. Keyser, 61, Chairman and Chief Executive Officer, W.W. Grainger, Inc. from 1997 to present; previously, President and Chief Executive Officer, W.W. Grainger, Inc. from 1995 to 1997. Mr. Keyser also is a director of The Principal Financial Group.

Rohm and Haas Board Committees:
Executive; Executive Compensation; Nominating

JORGE P. MONTOYA
Director since 1996

Mr. Montoya, 57, President, Global Snacks & Beverage, The Procter & Gamble Company and President, Procter & Gamble Latin America from 1999 to present; previously, Executive Vice President, The Procter & Gamble Company from 1995 to 1999.

Rohm and Haas Board Committees:
Executive Compensation; Nominating

SANDRA O. MOOSE
Director since 1981

Dr. Moose, 62, President, Strategic Advisory Services, 2004; formerly Senior Vice President and Director, The Boston Consulting Group, Inc., from 1989 until her retirement in 2003 (Dr. Moose had been employed by the Boston Consulting Group since 1968). Dr. Moose also is a director of CDC-Nvest Funds and Verizon Communications.

Rohm and Haas Board Committees:
Audit; Executive; Nominating (Chair)

GILBERT S. OMENN
Director since 1987

Dr. Omenn, 62, Professor of Internal Medicine, Human Genetics and Public Health, University of Michigan from 2002 to present; previously, Executive Vice President for Medical Affairs, University of Michigan, and Chief Executive Officer, The University of Michigan Health System from 1997 to 2002. Dr. Omenn also is a director of Amgen Inc.

Rohm and Haas Board Committees:
Nominating; Sustainable Development

GARY L. ROGERS

Mr. Rogers, 59, Vice Chairman of General Electric Company from 2001 until his retirement in December 2003; previously, Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Plastics from 1992 to 2001. Mr. Rogers was employed by General Electric Company in positions of increasing responsibility since 1966.

RONALDO H. SCHMITZ
Director since 1992

Dr. Schmitz, 65, former Member of the Executive Board, Deutsche Bank AG from 1991 until his retirement in 2000. Dr. Schmitz also is a director of Cabot Corporation; GlaxoSmithKline Plc.; and the Legal and General Group Plc.

Rohm and Haas Board Committees:
Audit (Chair); Nominating

MARNA C. WHITTINGTON
Director since 1989

Dr. Whittington, 56, President and Chief Executive Officer, Nicholas-Applegate Capital Management from 2001 to present, and Chief Operating Officer, Allianz Dresdner Asset Management from 2002 to present; formerly, Chief Operating Officer, Morgan Stanley Investment Management from 1996 until her retirement in 2001. Dr. Whittington also is a director of Federated Department Stores, Inc.

Rohm and Haas Board Committees:
Audit; Executive; Nominating

BOARD OF DIRECTORS

ORGANIZATION

The Rohm and Haas Board of Directors held five meetings in 2003. All directors attended at least 75% of the meetings of the Board and committees on which they serve. All directors attended the 2003 annual meeting of stockholders held on May 5, 2003, and intend to be present at the 2004 annual meeting and available to respond to questions posed to them.

The committee memberships listed below were effective as of May 5, 2003. The committees of the Rohm and Haas Board of Directors, their functions and the number of meetings held in 2003 are as follows:

Audit Committee

The Company has a standing Audit Committee of the Board of Directors that currently is composed of 4 members, all of whom meet the requirements of independence under applicable law, rules, regulations and the listing standards of the New York Stock Exchange. During 2003, the Committee held 13 meetings. The Audit Committee operates pursuant to a charter, which was amended and adopted by the Committee and the Board of Directors in May 2003. A copy of this charter is attached to this Proxy Statement as Appendix A. The charter also is posted on Rohm and Haas’s public web site located at www.rohmhaas.com.

The Committee assists the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. In performing these oversight functions, the Committee, among other things, reviews the Company’s annual financial statements; selects and retains the Company’s independent auditing firm, PricewaterhouseCoopers LLP; pre-approves all audit and permitted non-audit services and fees of the independent auditor; reviews the auditor’s independence and considers the scope of its audits and audit results, including review of the auditor’s management letter and the Company’s response to that letter; considers the adequacy of the Company’s internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of the Company’s policies and procedures with respect to compliance with the Rohm and Haas Company Code of Business Conduct and Ethics.

In addition, during 2003, the Audit Committee assumed the responsibilities previously exercised by the Finance Committee, which was merged into the Audit Committee, including: reviews the financial strategy of Rohm and Haas, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Rohm and Haas Board of Directors all dividend payments; considers Rohm and Haas’s financing plans; reviews Rohm and Haas’s foreign financial programs and currency exposure policies and practices; and provides oversight to the Rohm and Haas Benefits Investment Committee.

The Board, in its business judgment, has affirmatively determined that all members of the Audit Committee are independent and financially literate. The Board of Directors further has determined that Mr. Avery, Dr. Moose and Dr. Whittington are all audit committee financial experts serving on its audit committee.

Members: R. H. Schmitz (Chair), W. J. Avery, S.O. Moose, M.C. Whittington

Executive Committee

The Company has an Executive Committee of the Board of Directors that considers matters requiring Rohm and Haas board action between the Rohm and Haas board meetings. During 2003, the Committee met on one occasion.

Members: R.L. Gupta (Chair), W.J. Avery, J.M. Fitzpatrick, R.L. Keyser, S.O. Moose, M.C. Whittington

Executive Compensation Committee

The Company has a standing Executive Compensation Committee of the Board of Directors that currently is composed of 4 members, all of whom meet the requirements of independence under applicable law,

rules, regulations and the listing standards of the New York Stock Exchange and Section 162(m) of the Internal Revenue Code. During 2003, the Committee held 7 meetings. The Committee operates pursuant to a charter that was approved and adopted by the Committee and the Board in May 2003 and which is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. As part of its responsibilities, the Committee reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. Also, the Committee makes compensation decisions to the extent practicable in accordance with the requirements of Section 162(m) of the Internal Revenue Code.

Members: J.A. Henderson (Chair), T.W. Haas, R.L. Keyser, J.P. Montoya

Nominating Committee

The Company has a standing Nominating Committee of the Board of Directors that is composed of all non-management directors, all of whom meet the requirements of independence under applicable law, rules, regulations and the listing standards of the New York Stock Exchange. During 2003, the Committee held 5 meetings that included scheduled executive sessions without the presence of Company management. The chairperson of the Committee, Dr. Sandra Moose, presided over the Committee’s meetings and the executive sessions. The Committee operates pursuant to a charter that was approved and adopted by the Committee and the Board in May 2003 and which is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. The functions of the Committee include: determining corporate governance policies; nominating directors for board membership; evaluating CEO performance and overseeing the evaluation of other senior management; overseeing succession planning; monitoring management development plans; evaluating board and committees performance annually; and meeting in regular, executive session without management present to discuss, among other things, the performance of management and the Company’s strategic plans and objectives.

The Committee has a process for identifying and evaluating director candidates. As a matter of policy, the Committee will consider nominations of director candidates submitted by stockholders upon the submission of the names and biographical data of the candidates (including any relationship to the proposing stockholder) in writing to the Committee at the address listed in the Corporate Governance Disclosures section, below. Information regarding director candidates nominated by stockholders for election to the Board in 2005 must be submitted to the Committee not later than 120 days before the date of the previous year’s proxy statement or November 24, 2004. The Committee’s process for identifying and evaluating candidates recommended by stockholders is the same as for candidates recommended by the Board, management or others. The process may involve the paid retention of a third party search consulting firm whose function includes, as appropriate, the identification of suitable candidates for Board membership, evaluation of a candidate’s qualifications based on the Board’s established criteria for Board membership, and providing recommendations on qualified candidates to the Committee. In searching for appropriate candidates, the Committee and its consultants adhere to the criteria the Board has established for the consideration and selection of candidates. At a minimum, the Board as a whole shall have competency in the following areas, with at least one director contributing knowledge, experience and skill in each area: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) international business and markets; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management. The Board seeks director candidates from diverse professional and personal backgrounds who possess a broad spectrum of experience and expertise as well as a reputation for honesty and integrity. Among other criteria, at a minimum the Board may consider the following skills, attributes and competencies in a new member: (i) sound business and personal judgment; (ii) diversity of origin, background and thought; (iii) senior management experience and demonstrated leadership; (iv) accountability and integrity; (v) financial literacy; (vi) maturity and self-confidence; (vii) industry or business knowledge including science, technology and marketing acumen; (viii) independence from management; (ix) independence of thought and ideas; (x) demonstrated commitment to the concepts of sustainable development, including social responsibility and environmental, health and safety stewardship; and (xi) other board appointments and service.

Members: S.O. Moose (Chair), W.J. Avery, E.G. Graves, D.W. Haas, T.W. Haas, J.A. Henderson, R.L. Keyser, J.H. McArthur, J.P. Montoya, G.S. Omenn, R.H. Schmitz, M.C. Whittington

Sustainable Development

The Company has a standing Sustainable Development Committee of the Board of Directors that currently is composed of 5 members, 4 of whom meet the requirements of independence under applicable law, rules, regulations and the listing standards of the New York Stock Exchange. During 2003, the Committee held 5 meetings. The Committee operates pursuant to a charter that was approved and adopted by the Committee and the Board in May 2003 and which is posted on Rohm and Haas’s public web site located at www.rohmhaas.com. As part of its responsibilities, the Committee establishes guidelines and monitors management performance in meeting Rohm and Haas’s responsibilities to its employees, its customers, the general public and the communities in which Rohm and Haas operates.

Members: J.H. McArthur (Chair), J.M. Fitzpatrick, E.G. Graves, D.W. Haas, G.S. Omenn

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed solely of independent directors, as defined by governing law, rules, regulations and the listing standards of the New York Stock Exchange. The Board of Directors has made a determination that, in its business judgment, all members are financially literate, and has further determined that Mr. Avery and Drs. Moose and Whittington are audit committee financial experts. The composition of the Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with governing requirements for corporate audit committees. The Committee reviews and assesses its charter and its performance on an annual basis.

The functions of the Audit Committee are set forth in its charter. One of the Audit Committee’s principal functions is oversight of management’s responsibilities regarding the preparation, presentation and integrity of the Company’s financial statements, and accurate disclosure about the Company’s financial condition and results of operations. The Company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion as to the fair presentation, in all material respects, with accounting principles generally accepted in the United States of America. Additionally, among other matters, the Audit Committee retains, establishes compensation terms and reviews the performance of the independent auditor, and approves in advance all audit and non-audit services provided by the independent auditor.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Committee serves in an oversight role on the basis of the information it receives, discussions with management and with the independent auditor, and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed with management and with the independent auditor the Company’s audited consolidated financial statements and other financial disclosures including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee also has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61(Codification of Statements on Auditing Standards, AU §380), as currently in effect. The Committee also has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has reviewed and considered whether the provision of non-audit services by the independent auditor to the Company is compatible with maintaining the auditor’s independence and has discussed with the independent auditor its qualifications, performance and independence.

Based upon these discussions and the information provided to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003.

Audit Committee
Ronaldo H. Schmitz, Chair	Sandra O. Moose
William J. Avery	Marna C. Whittington

DIRECTORS’ COMPENSATION

Directors who are employees of Rohm and Haas Company do not receive compensation for their services as directors.

In 2004, non-employee directors will receive retainer fees of $125,000 that are paid as $62,500 in cash and 1,443.4347 Deferred Stock Shares, which are units credited to a director’s deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors’ Stock Plan. The number of Deferred Stock Shares to which a director is entitled was calculated by dividing $62,500 by the average of the fair market value of Rohm and Haas stock on January 8, 2004, which was $43.2995 per share. Directors may elect to defer all or part of their cash compensation into Deferred Stock Shares. While Deferred Stock Shares do not entitle directors to vote, each Deferred Stock Share is credited on each dividend payment date with Deferred Stock Shares equal to the applicable dividend payable on Rohm and Haas common stock. One Deferred Stock Share entitles the director to one share of Rohm and Haas common stock when the director leaves the Rohm and Haas Board of Directors. Each director may elect to receive the stock immediately after leaving the Board or in annual installments over a period of up to 10 years after leaving the Board. Directors who chair Board committees will receive an additional fee of $5,000.

In addition, all non-employee directors are reimbursed for their reasonable travel expenses to Board meetings.

Share Ownership Guidelines — Directors are subject to share ownership guidelines. They are expected to own, directly or through deferred stock shares, shares equal to two times their annual board service compensation within five years of election to board membership.

Other Information and Business Relationships — Rohm and Haas has no related party transactions as defined by Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

					Long-Term
					Compensation
		Annual
		Compensation			Awards		Payouts

								All
Name and				Other	Restricted	Securities		Other
Principal				Compen-	Stock	Underlying	LTIP	Compen-
Position	Year	Salary	Bonus	sation	Awards	Options	Payouts	sation

			(1)				(1)
Raj L. Gupta	2003	$936,000	$415,800	0	$1,400,166	254,270	$374,338	$40,976	(2)
Chairman & CEO	2002	898,000	201,300	0	0	300,000	400,838	32,329
	2001	838,000	0	0	0	186,500	347,115	33,084

Alan E. Barton	2003	$323,200	$86,592	0	$319,256	49,440	$77,051	$15,459	(3)
Vice President,	2002	303,300	53,138	0	0	40,000	68,122	14,497
Coatings	2001	294,000	105,000	0	0	14,400	51,373	9,234

Pierre R. Brondeau	2003	$335,200	$89,496	0	$319,256	49,440	$82,843	$263,951	(4)
Vice President,	2002	322,000	53,138	0	0	45,000	80,197	11,600
Electronic Materials	2001	294,000	0	0	0	25,000	60,549	16,074

J. Michael Fitzpatrick	2003	$634,100	$224,400	0	$382,822	66,390	$270,531	$26,789	(5)
President & COO	2002	618,000	110,000	0	0	125,000	285,525	22,258
	2001	592,000	0	0	0	91,000	244,776	23,802

Robert A. Lonergan	2003	$321,200	$87,018	0	$245,713	42,370	$68,830	$12,870	(6)
Vice President, General	2002	294,700	36,300	0	0	29,000	73,013	10,939
Counsel and Corporate	2001	275,700	0	0	0	20,000	48,567	12,095
Secretary

(1)	A portion of the payouts of both the annual bonus and long-term plans during 2001 and 2002 were paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTIP Payouts columns. The total number (and value) of restricted shares granted during the last five years and held at the end of 2003 for the named executive officers were: Mr. Gupta, 91,755 ($3,918,856); Dr. Barton, 31,200 ($1,332,552); Dr. Brondeau, 41,200 ($1,759,652); Dr. Fitzpatrick, 37,672 ($1,608,971) and Mr. Lonergan, 8,620 ($368,160). Dividends are paid currently on restricted shares and these shares carry voting rights.

(2)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $40,976.

(3)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $15,459.

(4)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $13,981, $74,308 for relocation expenses and $175,662 for various other expenses related to assignment outside of the home country as allowed under Rohm and Haas’s international personnel policy.

(5)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $26,789.

(6)	Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $12,870.

Option Grants in 2003

					Grant Date
Individual Grants					Value

	Number of	% of
	Shares	Total
	Underlying	Options			Grant Date
	Options	Granted to	Exercise or		Present
	Granted	Employees	Base Price	Expiration	Value
Name	#	in 2003	($/Sh)(1)	Date(2)	($)(3)

R. L. Gupta	254,270	20.8%	$28.505	February 28, 2013	$2,011,276
A. E. Barton	49,440	4.1%	28.505	February 28, 2013	391,070
P. R. Brondeau	49,440	4.1%	28.505	February 28, 2013	391,070
J. M. Fitzpatrick	66,390	5.4%	28.505	February 28, 2013	525,145
R.A. Lonergan	42,370	3.5%	28.505	February 28, 2013	335,147

(1)	The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the grant dates.

(2)	Options expiring on February 28, 2013 are exercisable as follows: 1/3 become exercisable on February 28, 2004, 1/3 become exercisable on February 28, 2005 and 1/3 become exercisable on February 28, 2006.

(3)	Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:	3.041%
Dividend yield:	2.88%
Volatility:	34.38%
Time to exercise:	6 years

Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

Aggregated Option Exercises in
2003 and December 31, 2003 Option Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Acquired		Options at FY-End(#)		Options at FY-End($)(1)
	on	Value	Unexercisable/Exercisable		Unexercisable/Exercisable
Name	Exercise	Realized	(#)	(#)	($)	($)

R. L. Gupta	0	$0	516,437	395,250	$4,976,493	$2,780,795
A. E. Barton	0	0	80,907	47,185	849,807	335,823
P. R. Brondeau	0	0	87,774	57,620	897,202	390,534
J. M. Fitzpatrick	8,001	268,180	180,058	239,199	1,555,384	1,971,074
R.A. Lonergan	0	0	73,371	55,299	771,189	281,494

(1)	The value of the options was calculated assuming a stock price of $42.71, which was the closing price of the common stock on the New York Stock Exchange on December 31, 2003.

Long-Term Incentive Plan Awards (2003 – 2005 Cycle) (1)

			Estimated Future
			Payouts Under Non-Stock
	Number of	Performance or	Price Based Plans
	Shares, Units	Other Period
	or Other Rights	Until Maturation	Threshold	Target	Maximum
Name	(#)	or Payout	($)	($)	($)

R. L. Gupta	$750,000	12/31/2005	$375,000	$750,000	$1,687,500
A. E. Barton	183,600	12/31/2005	91,800	183,600	413,100
P. R. Brondeau	183,600	12/31/2005	91,800	183,600	413,100
J. M. Fitzpatrick	296,300	12/31/2005	148,150	296,300	666,675
R.A. Lonergan	197,500	12/31/2005	98,750	197,500	444,375

(1)	For the Long-Term Incentive Plan in effect during 2003, awards are calculated by multiplying a bonus standard for the executive’s level/role times the Corporate Performance Factor. The Corporate Performance Factor for the three-year performance cycle is determined based on two metrics: 1) Rohm and Haas’s Compound Sales Growth for the award cycle; and 2) Rohm and Haas’s cumulative total stockholder return (TSR) over a five-year period ending on the last day of the three-year cycle. The Rohm and Haas TSR is compared to the cumulative TSR over the same period of a peer group of comparison companies. If the stockholders approve the 2004 Rohm and Haas Company Long-Term Performance Share Plan, which will replace both the current plan and the annual restricted stock grants to executives, the 2003-2005 award cycle will be prorated and will end on December 31, 2003. Participants will receive one-third of the target award calculated under the current plan and will be paid at the end of the original scheduled period. A new cycle under the proposed replacement plan will begin on January 1, 2004 and will be for two-thirds of the award target. See “Proposal to Approve the 2004 Rohm and Haas Company Long-Term Performance Share Plan.”

The numbers shown in the column titled “Number of Shares, Units or Other Rights” are the long-term bonus standards in dollar amounts set so that resulting bonuses combined with stock-based grants will produce total long-term compensation at the median level provided by other industrial companies of like size and profitability, if Rohm and Haas meets performance targets. No payout is allowed if the Corporate Performance Factor is less than 0.5. The payouts shown in the “Threshold” column are based on a Corporate Performance Factor of 0.5. The payouts shown in the “Target” column assume that Rohm and Haas’s performance matches both the Compound Sales Growth target and the cumulative total shareholder return of a peer group of comparison companies. The payouts shown in the “Maximum” column reflect the payouts capped at 2.25, the performance factor cap established by the Executive Compensation Committee in 2003.

Pension Plan Table

Years of Service

Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$400,000	$118,000	$157,000	$196,000	$200,000	$205,000	$234,000
600,000	178,000	237,000	296,000	300,000	310,000	354,000
800,000	238,000	317,000	396,000	400,000	415,000	474,000
1,000,000	298,000	397,000	496,000	500,000	520,000	594,000
1,200,000	359,000	477,000	596,000	600,000	625,000	714,000
1,400,000	418,000	557,000	696,000	700,000	730,000	834,000
1,600,000	478,000	637,000	796,000	800,000	835,000	954,000
1,800,000	538,000	717,000	896,000	900,000	940,000	1,074,000
2,000,000	598,000	797,000	996,000	1,000,000	1,045,000	1,194,000

This table shows the approximate aggregate annual pension benefit under the Rohm and Haas Pension Plan and the supplemental Rohm and Haas Company Non-Qualified Pension Plan assuming retirement at age 65 in 2003, rounded to the nearest hundred. The Remuneration column represents the average salary which is based on the highest consecutive 36-month base salary, and the annual bonus which is the average of the bonuses earned under the annual bonus plan in the last five years of retirement or, if higher, in the seven years prior to retirement, excluding the highest and lowest of those bonuses. As of December 31, 2003, the years of credited service on which benefits are based for the named executives are: Mr. Gupta, 32 years; Dr. Barton, 19 years; Dr. Brondeau, 14 years; Dr. Fitzpatrick, 28 years; and Mr. Lonergan, 5 years.

The Board of Directors authorized the Company to enter into continuity agreements with its seven executive officers. All of these agreements provide that, if there is a change in control of the Company and the executive is terminated by the Company without cause or by the executive for Good Reason, the executive will be paid compensation upon the termination. Good Reason means a reduction in salary or incentive compensation, materially diminished duties or reporting relationships, or relocation more than 35 miles from where the executive was based. The CEO and the President of the Company also are entitled to compensation if they leave during a 30-day period following the first anniversary of the change in control. A “change in control” is defined as a merger, asset sale, tender offer or other substantial change in voting control of the Company or the election of a new majority of the board of directors other than, in general, when such members were nominated by members in existence at the beginning of the prior twenty-four month period.

Upon those circumstances, the CEO and President are entitled to a lump sum payment equal to 3 times, the other executives are entitled to a lump sum payment equal to 2 times, the sum of the higher of the executive’s highest annual base salary in effect during the 90-day period prior to the change in control or the annual base salary in effect immediately prior to the termination, and the average of the executive’s bonus paid or payable to the executive with respect to the two fiscal years immediately preceding the year of termination. The executives are also entitled to a payment of accrued but unpaid salary through the date of termination, the unpaid portion of bonuses previously earned plus the pro rata portion of the target bonus award under an annual incentive plan, compensation previously deferred and accrued vacation pay. The CEO and President are entitled to 3 years, and other executives are entitled to 2 years, of additional age and service credit and contributions under the Company’s defined benefit and defined contribution pension plans and will receive continued medical, dental, vision and life insurance coverage for up to 3 years for the CEO and President, and 2 years for other executives, vesting of all outstanding stock options and restricted stock and all other accrued or vested benefits in accordance with the applicable plan and shall be deemed to be retired for purposes of the Company’s Long-Term Performance Share Plan (which has been approved by the Board of Directors and is subject to stockholder approval at the May 3, 2004 annual meeting). Finally, the agreements contain a “gross-up” provision designed to make the executives whole for any excise taxes that may become payable in connection with the termination payments.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for implementing the Board’s responsibilities relative to the compensation of Rohm and Haas’s senior executive officers. The Company’s compensation policies are to:

•	link executive and stockholder long-term interests through executive compensation,

•	attract and retain the best possible executive talent,

•	motivate its executives to achieve the Company’s long-term strategic goals, and

•	provide a performance-based total compensation package that appropriately recognizes both individual and corporate contributions.

The Executive Compensation Committee is composed entirely of independent directors and operates in accordance with an established Charter that complies with all statutory requirements of the New York Stock Exchange, the Sarbanes-Oxley Act and other applicable laws, rules and regulations. The Committee retains independent external consultants as advisors in its work.

Total compensation of Rohm and Haas executives is based on corporate, business group and individual performance. Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. The Committee takes into account individual performance in determining salary increase amounts and stock option grants and may also reduce the amounts of incentive compensation awards or grant special awards based upon individual performance. Incentive compensation is paid in cash and/or restricted stock.

When Rohm and Haas meets performance norms established by the Committee, the Committee intends executive compensation to be at the median levels of our competitors’ compensation. As Rohm and Haas’s performance moves beyond those norms and the performance of our competitors, the Committee intends the Company’s executive compensation to move toward the high end of our competitors’ compensation. If Rohm and Haas’s performance should fall below those norms, the Committee intends executive compensation to fall toward the lower end of our competitors’ compensation. The formulas in the plans described below are designed to achieve these results.

U.S. tax laws do not allow federal tax deductibility for amounts paid to the five highest paid executives which exceeds $1,000,000 and which is not variable or at-risk based on performance. It is the Committee’s intention that, wherever practical, all compensation paid to executive officers be fully deductible under the Internal Revenue Code. However, the Committee recognizes that, in any given year, the payment calculations provided for in the compensation plans may result in payments that trigger the non-deductible threshold. In this respect, deductibility is viewed as secondary to the purpose of driving and rewarding the performance that is viewed to be in the best long-term interests of the company and stockholders.

Executive Compensation Elements:

Salaries— Executive salaries are established under the same system used for other Rohm and Haas salaried employees. The salary range is centered around the market-based median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys. Individual executive salaries are then managed in relation to these market-based midpoints based on performance and experience.

Annual Bonuses — Rohm and Haas’s executive employees participate in the same annual incentive plan as all Rohm and Haas employees. The 2001 Annual Incentive Plan, which was in effect during 2003, is based upon two performance metrics - adjusted return on net assets (“RONA”) and Sales Growth. Sales Growth is defined as the increase in total annual sales as measured in U.S. Dollars, but adjusted for foreign currency fluctuations. Sales Growth also will be adjusted to add or remove the impact of purchased or sold businesses. The payout for 2003 performance to be paid in March 2004 is 44% of target.

The Committee also reviews and approves any recommended actions for executive employees relative to awards under Rohm and Haas’s Special Bonus program. This program rewards exceptional individual performance that exceeds the general metrics set in the Annual Bonus program. For 2003, 12 executive employees received a Special Bonus award.

Long-Term Compensation — In 2003, long-term compensation was composed of stock options, restricted stock grants and participation in the Long-Term Incentive Plan. The Committee determined guidelines for the granting of stock options and restricted stock awards to executive employees, including the CEO, so that the combined value of the stock options, restricted stock and long-term bonus awards at guideline levels, would be equal to the median of total long-term compensation of other chemical companies of generally the same size and profitability at target performance. The value of this compensation was designed to break down as 50% in stock options, 25% in time-based restricted stock and 25% through participation in the long-term incentive plan.

Long-Term Bonuses— The long-term incentive plan is based on a three-year cycle. Approximately 60 eligible Rohm and Haas executive employees participate in the Long-Term Incentive Plan. Performance under this plan is measured based upon: (1) Rohm and Haas’s five-year cumulative total stockholders return compared to a peer group of companies; and (2) a compound sales growth for the award cycle. For the 2001 – 2003 performance cycle, a review of the Company’s performance in relation to these measures resulted in a performance factor of 0.977 or a payout of 97.7% of target.

Stock- — Participants in the Amended and Restated Rohm and Haas Stock Plan received stock options in 2003 with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. Participants were also granted restricted stock awards based on the fair market value of the shares on the date of grant. In addition, executive employees may elect to receive all or a portion of annual and/or long-term incentive awards in restricted stock. The restrictions on restricted stock lapse in accordance with guidelines determined by the Committee generally after a five year period, and stock options vest incrementally over a three year period.

Benefits— The benefits provided for executive employees are in line with those of all parent company employees and with those provided by other large chemical companies.

During 2003, the Committee conducted a thorough review of compensation plans and external best practices and developed a series of changes to the annual incentive and long-term incentive plans to strengthen the linkage between pay and performance. The proposed changes to these plans, which are discussed in detail in the section following our report, include the replacement of both time-based restricted stock awards and the current Long-Term Incentive Plan with a replacement Long-Term Performance Share Plan. The proposed changes are recommended by the Committee and the Board for stockholder approval.

Performance of Rohm and Haas and its Chief Executive Officer

In reviewing Mr. Gupta’s performance in 2003, the Committee noted strong performance in a challenging business environment. Sales in 2003 increased 12% over 2002. Earnings and cash flow also improved significantly and the Company substantially strengthened its balance sheet and increased dividends by 5%. The Company’s safety performance evidenced steady and sustained progress. Given the external environment, Mr. Gupta demonstrated sound leadership and the highest standards of personal and business integrity.

Chief Executive Officer’s Compensation

In February 2003, the Committee increased Mr. Gupta’s annual salary amount by $30,000 effective April 1, 2003 based upon consideration of outside market data for CEO positions among our peer companies, Mr. Gupta’s performance in 2002 and the Committee’s expectations of his future performance.

Also, for his performance in 2003 and payable in 2004, Mr. Gupta received an award under the Annual Incentive Plan in the amount of $415,800, and an award under the terms of the Long-Term Incentive Plan in the amount of $374,338.

Mr. Gupta’s 2003 stock option grant followed the Committee’s guidelines and has an exercise price equal to the fair market value on the date granted. Mr. Gupta’s 2003 restricted stock award followed the Committee’s guidelines and has a share price equal to the fair market value on the date granted.

Executive Compensation Committee
James A. Henderson, Chair	Richard L. Keyser
Thomas W. Haas	Jorge P. Montoya

CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

Rohm and Haas, S&P 500 Composite Index, S&P 500 Chemicals Index and
S&P 500 Specialty Chemicals Index

Source: Bloomberg

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1998 in Rohm and Haas common stock, the S&P 500 Composite Index, the S&P 500 Chemicals Index and the S&P 500 Specialty Chemicals Index and the reinvestment of dividends.

COMPENSATION PROPOSALS

Rohm and Haas Company is proposing to replace both its annual and long-term incentive compensation plans. The annual plan is a broad-based program in which most employees worldwide, including executives, participate. Participation in the long-term plan is limited to executives. Both replacement plans are designed to give the Executive Compensation Committee more discretion in choosing performance metrics at the beginning of a performance cycle that will drive the Company’s priorities and increase the alignment between Company performance and incentive awards.

The Board has also approved, subject to stockholder approval, amendments to the Rohm and Haas stock plan that adds shares to the plan to provide for restricted stock grants, unrestricted stock to use as payment for the performance share plan and stock option grants, and clarifies the provisions regarding the vesting and expiration of stock options and the forfeiture of unvested restricted stock.

These three plans, working in combination, will accomplish the Committee’s goal to better align the Company’s compensation program with Company performance and competitive practice.

PROPOSAL TO APPROVE THE 2004 ROHM AND HAAS ANNUAL INCENTIVE PLAN

The Rohm and Haas Board of Directors has unanimously approved, subject to stockholder approval, the 2004 Rohm and Haas Company Annual Incentive Plan (“2004 Plan”) to replace Rohm and Haas’s existing 2001 Annual Incentive Plan, which Rohm and Haas’s stockholders approved in 2001. The Executive Compensation Committee established the 2004 Plan to more closely align employee and executive compensation with corporate performance, consequently promoting the financial interest of Rohm and Haas and its stockholders. The 2004 Plan would cost the Company about the same amount at target awards as the 2001 Plan that it replaces.

All regular Rohm and Haas employees employed as of December 31 of each year or who leave during the year because of retirement, disability, death or job loss due to restructuring or sale of a business, are eligible to participate in the plan (subject to union bargaining as applicable). The Executive Compensation Committee will administer the plan. Each calendar year the Committee will establish, no later than the 90th day of the year, performance goals based on one or more business criteria such as earnings, net income, revenue, cash flow, return on assets, return on net assets, return on invested capital, return on equity, profitability, economic value added, operating margins or profits margins income before income taxes, income before interest and income taxes, income before interest, income taxes, depreciation and amortization, total stockholder return, book value, expense management, capital structure and working capital, strategic business criteria, costs, employee morale or productivity, customer satisfaction or loyalty, customer service, compliance programs and safety. The Executive Compensation Committee will also establish an incentive award scale, which describes the relationship between payout levels and Company performance including payout threshold and maximum and incentive targets for each employee level. Once established, these factors cannot be changed before the completion of the performance cycle.

For 2004, the Committee will measure and reward performance based upon the sum of two weighted performance metrics — adjusted return on net assets (“RONA”), which the Committee currently intends to annually calibrate, and business unit “line of sight” performance goals. The Committee has determined that the initial calibration guideline will be the average of the Company’s current RONA goal of 11% with the actual RONA result from the prior year. Business unit “line of sight” performance goals will be determined by senior management and approved by the Committee, and will vary by business. Chemical business unit performance measures will include sales, net earnings and working capital. Performance measures for the Electronic Materials business initially will be business group RONA and sales growth. Performance measures for the Salt business initially will be business group gross profit percent, OPAT (operating profit after taxes) and working capital. Incentive awards for employees in corporate/staff roles (including members of the Executive Council) will be based 100% on corporate RONA.

Awards earned under the terms of the plan will be paid in the calendar quarter following the close of the performance year, provided that the Executive Compensation Committee has certified that the awards have been calculated in accordance with the plan formula. The Committee intends that awards made under this Plan qualify as “performance-based compensation” within the meaning of IRS Code Section 162(m). The Committee may reduce or increase the amount of awards except that it may not increase an award for a named executive officer as defined in Section 162(m).

In addition, the Board may at any time suspend, terminate or amend the plan in such respects as the Board deems to be in the best interests of the Company.  No amendment will adversely affect any right of any grantee, or his/her successors in interest, under the terms of any award made before the effective date of the amendment.

A copy of the 2004 Annual Incentive Plan is attached to this Proxy Statement as Appendix B.

NEW PLAN BENEFITS—2004 ROHM AND HAAS ANNUAL INCENTIVE PLAN

The following table shows the range of potential 2004 bonuses for the named executive officers calculated under the proposed 2004 Annual Incentive Plan.

	Payouts Under	Estimated Future Payout Under
	Current Plan (1)	Replacement Plan (2)

			Based on 2003
	2003 Actual	Threshold	Performance	Maximum
	($)	($)	($)	($)

R. L. Gupta	$415,800	$236,250	$633,150	$1,417,500
Chairman & CEO
A. E. Barton	86,592	49,200	131,856	295,200
Vice President, Coatings
P. R. Brondeau	89,496	50,850	136,278	305,100
Vice President, Electronic Materials
J. M. Fitzpatrick	224,400	127,500	341,700	765,000
President & COO
R.A. Lonergan	79,618	49,350	132,258	296,100
Vice President, General Counsel and Corporate Secretary
All other executive officers as a group	149,361	88,148	236,235	528,885
All other employees as a group	42,308,303	39,428,694	63,815,080	132,901,217

(1)	The numbers shown in the column titled “2003 Actual” represent actual 2003 bonus awards based on Rohm and Haas’s 2003 performance versus goals specified in the current plan. The value for “All other employees as a group” is an approximation based on estimated global salary data as of December 2003.

(2)	The numbers shown in the column titled “Based on 2003 Performance” represent hypothetical bonus awards for 2004 based on Rohm and Haas’s actual performance in 2003 versus goals specified in the replacement plan. In order to allow for consistent comparison between the old and new plans, 2003 salaries are used for both. The payout amounts in the column titled “Threshold” are based on a performance factor of .025, which is the minimum Corporate performance factor in the replacement plan. In calculating the “Threshold” and “2003 Performance” payouts for “All other employees as a group,” it has been assumed that all business units achieve target performance. The payout amounts in the column titled “Maximum” are based on a performance factor of 1.50, which is the maximum performance factor in the proposed plan for Corporate, Coatings, Chemicals and Salt employees. All values for “All other employees as a group” are approximations based on estimated global salary data as of December 2003.

The Rohm and Haas Board of Directors recommends a vote FOR the approval of the 2004 Rohm and Haas Company Annual Incentive Plan.

PROPOSAL TO APPROVE THE 2004 ROHM AND HAAS COMPANY LONG-TERM PERFORMANCE SHARE PLAN

The Rohm and Haas Board of Directors has unanimously approved, subject to stockholder approval, a 2004 Rohm and Haas Company Long-Term Performance Share Plan to replace both the existing 2000 Long-Term Bonus Plan, which Rohm and Haas’s stockholders approved in 2000, and the annual time-based restricted stock grants to executives. The Committee established the plan to increase the alignment between executive compensation opportunity and corporate and/or business group performance measures and to reward participating executives for the attainment of superior corporate growth and stockholder value creation and return. Executives in positions graded as Level 16 or above (approximately 60 people) are eligible to participate in this plan.

The Executive Compensation Committee will administer the plan. Under this new plan, the Committee shall, within the first 90 days of the commencement of each three-year award cycle, determine the business criteria, levels of performance and performance goals. The business criteria may be based on earnings, net income, net income applicable to stock, revenue, cash flow, return on assets, return on net assets, return on invested capital, return on equity, profitability, economic value added, operation margins or profit margins, income before income taxes, income before interest and income taxes, income before interest, income taxes, depreciation and amortization, total shareholder return on stock, book value, expense management, capital structure and working capital, strategic business criteria, costs, employee morale or productivity, customer satisfaction or loyalty, customer service, compliance programs, and safety. The Committee will also establish the number of award units or performance shares that a participant has the opportunity to earn during the cycle and establish a written matrix that describes the relationship between the attainment of actual results and performance goals including a payout threshold and maximum. Once determined, these factors cannot be changed before the end of the performance cycle.

For the 2004-2006 cycle, performance metrics will be cumulative total stockholder return measured over a three-year period relative to the total stockholder return of a set of peer companies and the Standard and Poor’s 500 Index, and RONA measured against an absolute internal scale.

Award payouts will be approved by the Committee within 90 days after the conclusion of each performance cycle and shall be a calculation that determines the amount of performance shares earned through review of the matrix and multiplies that number by a value that is a computation of the average of the high and low prices of the Company’s stock in the last quarter of the final year of the cycle plus the effect of accumulated dividends reinvested at the dividend payment date during the cycle. Awards earned under the terms of the plan may, at the discretion of the Committee, be paid in any combination of stock or cash, and will be paid during the first calendar quarter of the year following the conclusion of a cycle, provided that the Committee has certified that the awards have been calculated in accordance with the plan formula.

The terms of the 2004 Long-Term Performance Share Plan provide a transition process for the discontinuation of the 2000 long-term bonus plan and implementation of the new plan. Pro-rated awards will be made under the 2000 bonus plan for the remaining two active award cycles (that is, 2002-2004 and 2003-2005) and will be paid at the original payment dates specified in the 2000 plan. To effectuate the implementation of the new plan, the initial performance share cycle will commence on January 1, 2004 and terminate on December 31, 2004, and the second cycle will commence on January 1, 2004 and terminate on December 31, 2005. A full performance share cycle will commence on January 1, 2004 and terminate on December 31, 2006.

The Board may at any time suspend, terminate or amend the plan in such respects as the Board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, will change the class of persons eligible to participate in the plan. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Performance share cycles in effect at the time of termination of the plan will remain in effect according to their original terms.  Also, the Committee intends that awards made under this Plan qualify as “performance-based compensation” within the meaning of IRS Code Section 162(m). The Committee may reduce or increase the amount of awards except that it may not increase an award for a named executive officer as defined in Section 162(m).

A copy of the 2004 Long-Term Performance Share Plan is attached to this Proxy Statement as Appendix C.

NEW PLAN BENEFITS—2004 ROHM AND HAAS COMPANY LONG-TERM PERFORMANCE SHARE PLAN

The following table shows the range of potential bonuses for the named executive officers calculated under the proposed 2004 Long-Term Performance Share Plan. These payouts would replace both the payouts under the current long-term incentive plan and the annual time-based restricted stock awards.

	Payouts Under	Estimated Future Payout Under
	Current Plan (1)	Replacement Plan (2)

	Target	Threshold	Target	Maximum
	($)	($)	($)	($)

R. L. Gupta	$1,815,150	$480,063	$1,920,250	$3,120,406
Chairman & CEO
A. E. Barton	390,000	97,500	390,000	633,750
Vice President, Coatings
P. R. Brondeau	390,000	97,500	390,000	633,750
Vice President, Electronic Materials
J. M. Fitzpatrick	592,600	148,150	592,600	962,975
President & COO
R.A. Lonergan	390,000	97,500	390,000	633,750
Vice President, General Counsel and Corporate Secretary
All other executive officers as a group	631,700	152,925	631,700	1,026,513
All other employees as a group	5,122,300	1,280,575	5,122,300	8,323,738

(1)	“Payouts under the Current Plan” include the combined target values for both restricted stock and the current Long-Term Incentive Plan (“LTIP”). Executives currently receive LTIP and restricted stock separately. Under the proposed performance share plan, the values for LTIP and restricted stock are combined. For the CEO, the pay-out includes a LTIP cap of $750,000. There is no cap in the proposed plan.

(2)	The numbers shown in the column titled “Target” are the award targets in dollar amounts (based on incentive targets set for the 2004-2006 performance cycle). No payout will be allowed if the Corporate Performance Factor is less than 0.25. The Payouts in the “Threshold” column are based on Corporate Performance Factor of 0.25. Payouts in the “Target” column assume that Rohm and Haas’s performance matches both the return on net asset target and cumulative total stockholder return of a peer group of comparison companies. The maximum performance factor is 1.625 (which includes an additional 25% if Rohm and Haas’s TSR performance exceeds peer group’s TSR).

The Rohm and Haas Board of Directors recommends a vote FOR the approval of the 2004 Rohm and Haas Company Long-Term Performance Share Plan.

PROPOSAL TO APPROVE THE 2004 AMENDED AND RESTATED ROHM AND HAAS STOCK PLAN

The stockholders initially approved the Rohm and Haas Stock Plan in 1999 and approved the Amended and Restated Stock Plan in 2001. At this time, the stockholders are being asked to approve certain amendments to the plan that increase the number of shares reserved under the plan to provide for the granting of restricted and unrestricted stock and option awards, and that clarify the circumstances under which options vest or expire and unvested restricted stock might be forfeited to the Company.

Under this amended plan, all regular employees are eligible to participate. Under the current compensation strategy approved by the Executive Compensation Committee, employees graded as Levels 8 to 15 will be eligible to receive annual restricted stock award grants. In addition, employees in all grades will be eligible to receive restricted stock awards through a very selective, nomination-based process as part of a special recruitment, recognition, and retention stock program.

Approximately 8,100,000 shares remain available for issuance under the plan as previously approved by stockholders. In order to provide for the requirements of the Company’s stock compensation program sufficient for at least the next 5 years, an authorization of an additional 10,000,000 shares is requested. The terms of the plan provide that no one person can receive more than 3,000,000 shares over a five-year period and no more than 50% of the shares in the plan can be granted as non-options.

In addition, this amended plan clarifies the default terms for vesting and expiration of option grants and forfeiture of options and stock upon separation from the Company. Options still will vest in one-third intervals each year starting one year after grant. Both vested and unvested options are subject to immediate expiration upon an employee’s separation from the Company through resignation, termination for cause or violation of a non-compete or confidentiality obligation. Unvested restricted stock is subject to immediate forfeiture to the Company for any reason other than death, long-term disability or retirement, except in the event that the employee separates under the Company’s separation agreements or sale of a business, in which case the Executive Compensation Committee or its designee shall determine whether or not to accelerate the lapsing of restrictions on all, none or a portion of shares granted to the employee.

A copy of the 2004 Amended and Restated Rohm and Haas Company Stock Plan is attached to this Proxy Statement as Appendix D.

The Rohm and Haas Board of Directors recommends a vote FOR the approval of the amendments to and the restatement of the Rohm and Haas stock plan.

PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR

PricewaterhouseCoopers LLP has been Rohm and Haas’s independent auditor since 1998 and has audited the Company’s financial statements for 2003. The Audit Committee of the Board of Directors has selected and retained the firm to continue in that capacity for 2004. Stockholder ratification of the selection and retention of the independent auditor is not required by law, the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange or the Company’s by-laws. Nonetheless, as a matter of good corporate governance practice, the Board proposes that the stockholders ratify the retention of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004. Even if the retention of PricewaterhouseCoopers LLP is ratified by the stockholders, the Audit Committee is empowered to terminate PricewaterhouseCoopers LLP and select and retain another independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders and be available to respond to questions posed to them during the meeting.

The Rohm and Haas Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as independent auditor for 2004.

ROHM AND HAAS STOCK OWNERSHIP

The following table lists the beneficial owners of more than 5% of the outstanding shares of common stock of Rohm and Haas Company as of March 5, 2004.

		Shares	Percentage of
		Beneficially	Class
Stockholders	Class	Owned	Outstanding

John C. Haas, John O. Haas,William D. Haas and Thomas W.	common	30,737,836 (2)	13.21%
Haas and two income trusts of which they, together with Wachovia Bank N.A., are trustees(1)
Four charitable income trusts of which John C. Haas, John O.	common	34,458,444 (3)	14.81%
Haas,William D. Haas and Thomas W. Haas, together or individually, are trustees with others(1)
Rohm and Haas Company Employee Stock Ownership Plan,	common	15,078,885	6.48%
100 Independence Mall West, Philadelphia, PA 19106(4)
Dodge & Cox, One Sansome Street, San Francisco, CA 94104 (institutional investor whose ownership information was disclosed in a Form 13G filed with the SEC on or about February 17, 2004)	common	15,102,522	6.49%

(1)	John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of Rohm and Haas. John O. Haas, 100 N. 18th Street, Suite 1100, Philadelphia, PA 19103, William D. Haas, P.O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 100 Independence Mall West, Philadelphia, PA 19106, are the sons of the late F. Otto Haas and the nephews of John C. Haas. Mr. Thomas Haas is a director of Rohm and Haas.

(2)	John C. Haas, John O. Haas and William D. Haas, and their spouses, beneficially own directly, or as custodian for minor children, 373,755, 304,665 and 304,360 shares, respectively. Thomas W. Haas and his spouse beneficially own 560,271.7726 shares, and have entered into certain derivative security arrangements to sell 245,000 shares on one or more future dates pursuant to terms specified in the arrangements. Together with Wachovia Bank, these individuals have voting and investment power over 29,194,784 shares in the two income trusts.

(3)	John C. Haas has sole voting power, and together with John O. Haas, William D. Haas, Thomas W. Haas and Wachovia Bank, has investment power over 27,490,140 shares in two charitable trusts. John C. Haas exercises voting and investment power with other trustees in a third charitable trust holding 3,484,152 shares, and John O. Haas,William D. Haas and Thomas W. Haas exercise voting and investment power with another trustee in a fourth charitable trust holding 3,484,152 shares. They disclaim beneficial interest in these trusts.

(4)	4,981,972 of the shares have been allocated to employee accounts.

Executive Officers and Directors

Executive Stock Ownership Guidelines—Effective January 1, 1997, the Rohm and Haas Board of Directors approved stock ownership guidelines requiring all executives to own shares of Rohm and Haas common stock in amounts equal to one-half to five times the amount of their annual salary, depending on the executive’s level. Executives have three years after their promotion to a new executive level to bring their stock holdings up to the required level. All executives are in compliance with these guidelines.

Ownership—The following table lists the shares of Rohm and Haas common stock owned by the named executive officers, the directors and all current executive officers and directors as a group as of March 5, 2004. None of the persons listed in the table below, with the exception of D. W. Haas and T. W. Haas, who beneficially own 1.64% and 26.10%, respectively, of the outstanding shares of common stock, beneficially owns more than 1% of the outstanding common stock.

	Number of	Number of
	Shares	Exercisable	Total Beneficial
Name	Owned(1)	Options	Stock Ownership

W. J. Avery	21,812.4581	N/A	21,812.4581
A. E. Barton	41,155.0695	81,798	122,953.0695
P. R. Brondeau	53,958.8106	97,434	151,392.8106
J. M. Fitzpatrick	91,090.0321	333,330	424,420.0321
E. G. Graves	20,168.0896	N/A	20,168.0896
R. L. Gupta	159,383.3257	642,173	801,556.3257
D.W. Haas(2)	3,822,734.9891	N/A	3,822,734.9891
T.W. Haas(2)	60,729,347.7726	N/A	60,729,347.7726
J.A. Henderson	24,254.8754	N/A	24,254.8754
R. L. Keyser	15,274.4396	N/A	15,274.4396
R.A. Lonergan	11,353.1373	85,756	97,109.1373
J. H. McArthur	17,783.7202	N/A	17,783.7202
J. P. Montoya	24,901.6260	N/A	24,901.6260
S. O. Moose	13,925.6939	N/A	13,925.6939
G. S. Omenn	37,633.1422	N/A	37,633.1422
R. H. Schmitz	15,070.5466	N/A	15,070.5466
M. C.Whittington	27,326.3241	N/A	27,326.3241
All executive officers and directors as a group	65,165,273.9133	1,353,313	66,518,586.9133 (3)
(19 persons)

(1)	Shares owned by directors include Deferred Stock Share units allocated under the 1997 Non-Employee Directors’ Stock Plan. Shares owned by executive officers include shares allocated under the Rohm and Haas Savings Plan and ESOP and stock units allocated under the Non-Qualified Savings Plan.

(2)	Mr. David W. Haas owns directly 338,582.9891 shares, and exercises voting and investment power with other trustees in a charitable trust holding 3,484,152 shares. He disclaims beneficial ownership in the charitable trust. Mr.Thomas W. Haas and his spouse own directly 560,271.7726 shares, and have entered into certain derivative security arrangements to sell 245,000 shares on one or more future dates pursuant to terms specified in the arrangements. He exercises voting and investment power with other trustees in two income trusts holding 29,194,784 shares. Also, he exercises voting and investment power with other trustees in a charitable trust holding 3,484,152 shares, and exercises investment power with other trustees in two charitable trusts holding 27,490,140 shares. He disclaims beneficial interest in the charitable trusts.

(3)	All current executive officers and directors as a group beneficially own 28.58% of the outstanding Rohm and Haas common stock.

Compliance with Section 16 of the Securities Exchange Act of 1934

Rohm and Haas Company believes that all of its directors and executive officers complied with all Section 16 filing requirements during 2003.

INDEPENDENT AUDITOR

Fees Paid by the Company for the Provision of Audit and Non-Audit Services

PricewaterhouseCoopers LLP was Rohm and Haas’s independent auditing firm for 2003, and has been selected and retained by the Audit Committee of the Board of Directors to continue in that capacity for 2004, which retention has been proposed for ratification by the stockholders at the Rohm and Haas annual meeting. Representatives of that firm are expected to be present at the annual meeting and available to respond to appropriate questions. Also, they will be given the opportunity to make a statement at the meeting if they desire to do so. For corporate goverance purposes, the Board and the Company in 2004 determined not to assign any new tax work to PricewaterhouseCoopers LLP; it will only complete work already in progress.

For the years ended December 31, 2002 and December 31, 2003, PricewaterhouseCoopers LLP billed the following fees for professional services rendered to the Company:

	2002		2003

Audit Fees	$3,820,000		$4,220,000
Audit-Related Fees	$2,405,000	(1)	$949,000	(3)
Tax Fees	$2,625,000		$1,736,000	(4)
All Other Fees	$1,045,000	(2)	$0

Total	$9,895,000		$6,905,000

(1)	Audit-Related Fees of $2,405,000 for 2002 include the following: (i) internal control reviews, $1,925,000; (ii) acquisition-related opening balance sheet, $100,000; (iii) divestiture-related closing balance sheet, $217,000; (iv) benefit plan audits, $45,000; (v) accounting consultations, $42,000; and (vi) agreed-upon procedures and review reports, $76,000.

(2)	All Other Fees of $1,045,000 for 2002 include the following: (i) Shanghai SSC consulting services, $640,000; (ii) Agricultural Chemical business divestiture dispute resolution support, $165,000; (iii) internal audit services, $165,000; (iv) security review, $58,000; and (v) actuarial valuation and other assistance, $17,000.

(3)	Audit-Related Fees of $949,000 for 2003 include the following: (i) Sarbanes-Oxley Section 404 internal controls assessment advisory services (which were separately considered and pre-approved by the Audit Committee), $774,000; (ii) internal control reviews, $29,000; (iii) benefit plan audits, $25,000; (iv) forensic accounting investigations, $60,000; (v) accounting consultations, $16,000; and (vi) agreed-upon procedures and review reports, $45,000.

(4)	Tax Fees were incurred for tax compliance ($1,176,000) and planning ($528,000) services plus out of pocket expenses ($32,000).

Pre-Approval of the Provision of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures for the pre-approval of the performance of all services by the Company’s independent auditor, PricewaterhouseCoopers LLP. These policies and procedures were enacted to comply with Securities and Exchange Commission (“SEC”) rules requiring that the policies and procedures be detailed as to the particular services to be provided, that the Audit Committee be informed about each service and that these policies and procedures do not result in the delegation of the Audit Committee’s authority to management. As part of these policies and procedures, the Committee intends that the fees incurred for non-audit work will not exceed the fees incurred for audit fees. These policies and procedures are attached to this Proxy Statement as Appendix E. All Audit, Audit-Related, Tax and All Other Fees paid during 2003 were pre-approved under these policies and procedures.

CORPORATE GOVERNANCE DISCLOSURES

In this section of the Proxy Statement, Rohm and Haas has identified several of its corporate governance policies and practices that comply with current provisions of the Sarbanes-Oxley Act, new rules promulgated by the SEC to implement the Sarbanes-Oxley Act provisions, and new corporate governance rules adopted by the New York Stock Exchange (“NYSE”).

Availability of Corporate Governance Documents on the Rohm and Haas Public Web Site

Rohm and Haas’s public web site is located at www.rohmhaas.com. The Company has posted on its public web site the following corporate governance documents adopted by the Board of Directors:

•	Charter of the Board of Directors of Rohm and Haas Company;

•	Charters of the Audit, Executive Compensation and Nominating Committees of the Board of Directors of Rohm and Haas Company;

•	Corporate Governance Policies and Guidelines; and

•	Rohm and Haas Company Code of Business Conduct and Ethics (applicable to all directors, officers and employees of the Company).

Procedure for Selection of Director Presiding Over the Executive Sessions of the Board of Directors

In accordance with the Corporate Governance Policies and Guidelines of Rohm and Haas Company, the non-management members of the Board of Directors meet in regularly scheduled executive sessions without the presence or participation of the Company’s management. The chairperson of the Nominating Committee presides over these sessions. During 2004, Dr. Sandra O. Moose is the chair of the Nominating Committee and will preside over the executive sessions of the Board of Directors for this year.

Determination of Non-Management Director Independence

In accordance with applicable NYSE rules, the Board has affirmatively determined that all non-management directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and therefore are independent. For purposes of making this determination, in accordance with the NYSE rules, the Board has adopted categorical standards that a director will be deemed to have a “material relationship” with the Company, if:

a)	The director is an employee, or an immediate family member of the director is an executive officer, of the Company until three years after the end of such employment relationship;

b)	The director is an executive officer or an employee, or whose immediate family member is an executive officer of a company that, during the last three fiscal years, received payments from or made payments to the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

c)	The director is an executive officer of a charitable organization that received, within the last preceding three years, contributions from the Company which, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

d)	The director, or an immediate family member of the director, receives more than $100,000 per year in direct compensation from the Company (other than for director’s fees) until three years after the director ceases to receive more than $100,000 per year in such compensation;

e)	The director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company until three years after the end of the affiliation or the employment or auditing relationship; or

f)	The director is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that other company’s compensation committee until three years after the end of such service or the employment relationship.

None of the non-management directors meet any of these criterion and the Board has determined that none of the non-management directors has any other relationship that would compromise independence. Therefore, all non-management directors qualify as “independent” under the rules.

Process for Stockholders and Others to Communicate with the Board of Directors

The Company has a process for stockholders and others to send communications to the Board of Directors. Communications may be directed to the Board through any of the following means: (1) by writing to the attention of the Board or to individual directors, c/o Chief Compliance and Governance Officer, 100 Independence Mall West, Philadelphia, PA 19106; (2) by electronic mail addressed to the Board’s electronic mailbox, “rhboard@rohmhaas.com”; (3) by accessing the Company’s Governance page of its public web site located at www.rohmhaas.com, and clicking on the “Contact the Rohm and Haas Board of Directors” link; or (4) by calling the Board’s voicemail at 1-866-709-9778. All communications are received by the Company’s Chief Compliance and Governance Officer, who initially reviews them to ensure that they are not frivolous or otherwise inappropriate, and then forwards the communications to the Board. All communications, regardless of content, are recorded in a log and the log is regularly submitted to the Board for its review. The Board reserves the right to review all actual communications. As a matter of policy, Board members are required to attend the annual meeting of stockholders, and all members attended the 2003 annual meeting of stockholders held on May 5, 2003.

2005 ANNUAL MEETING PROPOSALS

Any stockholder proposal submitted to Rohm and Haas for inclusion in the proxy statement and proxy relating to the 2005 annual meeting of stockholders and any notice of a matter that a stockholder intends to bring before that meeting, must be received by the Corporate Secretary of Rohm and Haas Company no later than the close of business on November 24, 2004. Under the Rohm and Haas Company Bylaws, no matter may be brought before, or acted upon at, any meeting of stockholders except as directed by the Board of Directors or upon motion of any stockholder who has provided the notice required by the Bylaws to the Corporate Secretary of Rohm and Haas of that intent (a) in the case of the annual meeting of stockholders, by the date as may be specified in the proxy statement for the prior year’s annual meeting of stockholders, or (b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the meeting date. The chairman of the meeting has the authority to determine whether any matter may be properly brought before, or acted upon, at the meeting.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF ROHM AND HAAS COMPANY
(As Adopted May 2003)

Purpose

The purposes of the Audit Committee of the Board of Directors (the “Board”) of Rohm and Haas Company (the “Company”) shall be to: (A) assist the Board’s oversight of (1) the integrity of the Company’s disclosures, including its financial statements and disclosure and financial accounting controls and procedures, (2) the Company’s compliance with legal and regulatory requirements, and (3) the performance of the Company’s internal audit function and independent auditor; (B) engage the independent auditor and review and oversee its qualifications, performance and independence; (C) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement; (D) review the Company’s financial plans and strategies, particularly its policies regarding capital structure, dividend payments and return on assets; (E) recommend to the Board all dividend declarations and payments; (F) review the Company’s foreign financial programs and currency exposure policies and practices, including derivative and hedging transactions; (G) oversee the function of the Company’s Benefits Investment Committee; and (H) fulfill the other responsibilities set out herein.

In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete or accurate or in accordance with generally accepted accounting principles. This responsibility is that of management and the independent auditor.

Organization and Membership Qualifications

1.	The Audit Committee shall be appointed by the Board and be composed of at least three (3) directors, each of whom shall meet, as affirmatively determined by the Board at least annually, the independence requirements of governing law, rules, regulations and the listing standards of the New York Stock Exchange.

2.	The members of the Audit Committee shall be nominated and recommended to the Board by the Nominating Committee. The Board shall designate a member of the Audit Committee to serve as Chairperson. No member of the Audit Committee shall be removed except by majority vote of the independent directors of the full Board.

3.	All members of the Audit Committee shall be financially literate. The Board shall appoint at least one member with accounting or related financial management expertise, and, to the extent possible, appoint at least one member who it has determined is an “audit committee financial expert” as the term is defined by SEC rules, and shall disclose the identity of any committee member possessing those attributes in the Company’s annual proxy statement.

4.	If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that, as a condition of such member serving on the Company’s Audit Committee, such simultaneous service does not impair the ability of the member to serve effectively on the Company’s Audit Committee, and shall disclose this determination in the Company’s annual proxy statement.

Member Compensation

Director’s fees are the only compensation an Audit Committee member may receive from the Company for his/her service. Members of the Audit Committee may receive additional director’s fees if, in the judgment of the full Board, the time and effort they expend to fulfill their duties so warrants.

Meetings and Procedures

•	The Audit Committee shall fix its own rules of procedure, which shall be consistent with the Company’s Bylaws and this Charter.

•	The Audit Committee shall meet as often as it may deem necessary and appropriate in its judgment, and in no event less than four (4) times per year, and members are encouraged to attend in person. A majority of the members of the Audit Committee shall constitute a quorum, and a member may participate in a meeting by telephone if necessary to constitute a quorum or otherwise to conduct the business of the committee.

•	The Chairperson of the Audit Committee or a majority of its members may call a special meeting of the Audit Committee.

•	An agenda, together with materials relating to the subject matter of each meeting, should be sent to the Audit Committee members prior to each meeting. Minutes for all meetings shall be prepared to document the Audit Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Audit Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Audit Committee and shall be distributed periodically to the Board. The approved minutes shall be maintained with the books and records of the Company.

•	The Audit Committee shall meet in separate executive sessions with the independent auditor, with the Company’s director of internal audit, with the general counsel and with management as often as it deems necessary and appropriate in its judgment.

•	The Audit Committee may form and delegate authority to subcommittees when appropriate, or may delegate to one or more of its members the authority to act on behalf of the Committee, subject to any requirements under governing law, rule, regulation, listing standard or Company Bylaw requiring such authority to be exercised or overseen by the Audit Committee as a whole.

•	The Audit Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Audit Committee, attend any meeting to provide such information as the Audit Committee requests.

Duties and Responsibilities

To fulfill its duties and responsibilities, the Audit Committee shall:

•	Have the sole authority (with the input of management) to retain, set compensation and retention terms for, oversee and review the performance of, renew and terminate the Company’s independent auditor, and shall approve in advance the retention of the independent auditor for the performance of all audit services and non-audit services, all as required by governing law and listing standards.

•	In order to assess the auditor’s independence, annually review all relationships between the independent auditor and the Company and, at least annually, obtain and review a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, or private sector regulatory board within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and (iii) any steps taken to deal with any such issues.

•	Discuss with management and the independent auditor the annual audited financial statements, quarterly financial statements and any other financial disclosures, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Discuss earnings press releases, as well as the financial information and earnings guidance provided to analysts and rating agencies. These discussions may occur generally, at any time, as frequently and in as much detail as is deemed appropriate by the Audit Committee.

•	As appropriate and without the necessity of Board approval, obtain advice and assistance from outside legal, accounting and other advisors to carry out its duties and responsibilities. Funding for the retention of any such advisors will be provided by the Company.

•	Discuss policies with respect to risk assessment and risk management, including discussion of the Company’s major financial exposures and the steps management has taken to monitor and control such exposures.

•	Meet separately, periodically, with management, with the internal audit function and with the independent auditor.

•	Review with the independent auditor any audit problems or difficulties and management’s response, resolve any disagreements between management and the independent auditor, and review any written communications between the auditor and management, including any management letter and schedule of unadjusted differences.

•	Set clear hiring policies for employees or former employees of the independent auditor, which at a minimum shall provide that the Company may not hire as its CEO, CFO, Controller or equivalent function, any employee or former employee of the auditor that participated in any capacity in the audit of the Company during the one-year period preceding the date of initiation of the audit.

•	Review the financial plans and strategies of the Company, particularly its policies regarding capital structure, dividend payments and return on assets.

•	Recommend to the Board all dividend declarations and payments.

•	Review the Company’s foreign financial programs and currency exposure policies and practices, including derivative and hedging transactions.

•	Oversee the function of the Company’s Benefits Investment Committee.

•	Report regularly to the Board.

•	Establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Procedures for confidential and anonymous reporting of complaints will be posted on the Company’s web site.

•	Reassess on at least an annual basis, the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

•	Perform an annual self-evaluation of its performance and deliver a report to the Board setting forth the results of its evaluation.

APPENDIX B

2004 ROHM AND HAAS COMPANY ANNUAL INCENTIVE PLAN
(effective January 1, 2004, subject to stockholder approval)

1.	Purpose of the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to align compensation with corporate and business groups goals and performance.

2.	Eligibility. Awards under the Annual Incentive Plan may be made to individuals who are regular employees of Rohm and Haas Company or of its subsidiaries as of December 31 of each year or who leave during the year because of retirement, disability, death or job loss due to restructuring or sale of a business (“Participant”). For purposes of this Annual Incentive Plan, “retirement” means leaving the Company at or after age 55 with at least five years of service. The term “subsidiary” means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	Administration.

	a.	Committee. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company each of whom qualify as outside directors under applicable IRS and SEC regulations and NYSE listing standards, shall be appointed by the Board (the “Committee”). From time to time, the Board may remove a member of the Committee or appoint other members in substitution for, or in addition to, members previously appointed to the Committee and it may fill vacancies, however caused, in the Committee.

	b.	Process. One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

	c.	Purpose. The Committee will administer, construe and interpret the Annual Incentive Plan and will establish rules for handling situations involving changes during the performance cycle in employee status such as retirement, disability, death, job loss due to restructuring or sale of a business, new hires and changes from full to part-time employment. The Committee’s decisions will be final and binding on all parties, including the Company, the stockholders, and the employees.

4.	Performance Year. Each calendar year is a separate performance year.

5.	Performance-Based Awards. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more pre-established performance goals, as a performance-based Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The performance goals for an Award subject to this Section 5 shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m)(4)(C).

a.	Business Criteria. The following business criteria for the Company, on a consolidated basis, and/or for specified business units of the Company, may be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety.

b.	Levels of Performance. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. The Committee may also disregard or offset the effect of factors determined by the Committee within the first ninety days of the performance year.

c.	Performance Goals. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce or increase the amount of a payout otherwise to be made in connection with an Award subject to this Section 5 but may not exercise its discretion to increase such amount for a named executive officer as defined in Section 162 of the Code. The Committee may consider other performance criteria in exercising such negative or positive discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m).

6.	Incentive Award Scale. The Committee will establish in writing, no later than the 90th day of the performance year, an incentive award scale that describes the relationship between actual results and performance goals, including a payout threshold and maximum.

7.	Incentive Targets. The Committee will establish an incentive target for each level of employee. The incentive target is the percentage of an employee’s base pay, or of a job level salary midpoint, awarded when the Company meets the performance goals.

8.	Payment of Awards. Awards earned under the terms of the Annual Incentive Plan may at the discretion of the Committee be paid in cash, or in stock through the 2004 Amended and Restated Rohm and Haas Company Stock Plan, or partly in both. Payment will be made in the calendar quarter following the close of the performance year. The Committee, in its discretion, may provide that individuals may elect to defer payment of these incentive awards.

9.	Termination of Employment. Participation in the Annual Incentive Plan does not create a contract of employment, nor grant any employee the right to be retained in the service of the Company. Individuals will not receive an incentive award under this Plan for the performance year in which their employment terminates other than by retirement, disability, death or job loss due to restructuring or sale of a business. Any individual whose employment is terminated for wrongdoing, including but not limited to a violation of the Company’s Code of Business Conduct and Ethics, will forfeit all rights to payment under this Plan.

10.	Effective Date of the Annual Incentive Plan. The Annual Incentive Plan will take effect on January 1, 2004, subject to approval of the stockholders of the Company at the 2004 annual stockholders meeting.

11.	Amendment, Suspension, or Termination of the Annual Incentive Plan. The Board of Directors of Rohm and Haas Company may, at any time, suspend, terminate or amend the Annual Incentive Plan in such respects as the Board deems to be in the best interest of the Company. No amendment will adversely affect any right of any grantee, or his successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Annual Incentive award deferrals in effect at the Annual Incentive Plan’s termination will remain in effect according to their original terms.

APPENDIX C

2004 ROHM AND HAAS COMPANY
LONG-TERM PERFORMANCE SHARE PLAN
(effective January 1, 2004, subject to stockholder approval)

1.	Purpose. The Rohm and Haas Company Long-Term Performance Share Plan (“Plan”) has been established by Rohm and Haas Company (the “Company”) to align a significant element of executive compensation opportunity to corporate and/or business group performance measures and to reward participating Company executive employees for the attainment of superior corporate growth and stockholder value creation and return. Except as otherwise provided in this Plan, this Plan supersedes and replaces the 2000 Long-Term Bonus Plan (“2000 Bonus Plan”).

2.	Eligibility. Awards under this Plan may be made only to employees each of whom are executives of the Company or of its subsidiaries (“Participant”). The term “subsidiary” means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Eligible employees selected to participate in this Plan may also participate in the Company’s stock and other compensation plans.

3.	Administration.

a.	Committee. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company who qualify as outside directors under applicable IRS and SEC regulations and NYSE listing standards, shall be appointed by the Board (the “Committee”). From time to time, the Board may remove a member of the Committee or appoint other members in substitution for, or in addition to, members previously appointed to the Committee and it may fill vacancies, however caused, in the Committee.

b.	Process. One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

c.	Purpose. The Committee will administer, construe and interpret the Long-Term Performance Share Plan and will establish rules for handling situations involving changes during the performance cycle in employee status such as new hires and changes from full to part-time employment. The Committee’s decisions will be final and binding on all parties, including the Company, the stockholders, and the employees.

4.	Termination of 2000 Long-Term Bonus Plan. The 2000 Bonus Plan shall be terminated as of December 31, 2003. Award cycles will be truncated as of that date, and pro-rated awards will be made under that plan for the remaining two active award cycles (that is, the 2002-04 and 2003-05 cycles) and those awards will be paid at the original payment dates specified in that plan.

5.	Performance Share Cycles Under the 2004 Plan. For purposes of this Plan, a “performance share cycle” is a three-year period extending from January 1 of the first year through December 31 of the third year. To effectuate the transition of participants in the 2000 Bonus Plan into the 2004 Plan, they will participate in two “stub” period performance share cycles. One such cycle will commence on January 1, 2004 and terminate on December 31, 2004, and a second cycle will commence on January 1, 2004 and terminate on December 31, 2005. The first full performance share cycle under the 2004 Plan will commence on January 1, 2004 and terminate on December 31, 2006.

6.	Designation of Performance Shares and Approval of the Payout Matrix.

a.	Performance Share and Target Performance Value. For purposes of this Plan, a “performance share” is an award unit that may be earned by the participant upon attainment of the performance goals as determined by the Committee pursuant to Section 7. A performance share is calculated by dividing the participant’s “target performance value” by the average closing fair market stock price for the month of January of the first year of the three-year cycle and rounded to the nearest full share. The “target performance value” for each participant shall be determined by the Committee no later than the 90th day after the beginning of a performance share cycle.

b.	Payout Matrix. The Committee will establish in writing, no later than the 90th day of the performance year, a payout matrix that describes the relationship between actual results and performance goals, including a payout threshold and maximum.

7.	Performance Goals. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more pre-established performance goals, as a performance-based Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The performance goals for an Award subject to this Section 7 shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m)(4)(C).

a.	Business Criteria. The following business criteria for the Company, on a consolidated basis, and/or for specified business units of the Company, may be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total stockholder return on stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; and (xxvi) safety.

b.	Levels of Performance. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. The Committee may also disregard or offset the effect of factors determined by the Committee within the first ninety days of the performance cycle.

c.	Performance Goals. Performance goals for each performance share cycle shall be established by the Committee within the first ninety days of the performance cycle. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7, but may not exercise its discretion to increase such amount, and the Committee may consider other performance criteria in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m).

8.	Notification. Each Participant will be notified in writing of his or her target performance value and the designated number of performance shares that the Participant has an opportunity to earn, the formula for determining the award payout, the applicable cycle and related terms and conditions.

9.	Determining Award Payouts. Within ninety days after the conclusion of each performance share cycle, the Committee shall approve the amount of the award payouts due to each Participant, which shall be a calculation that makes a comparison between the attainment of the performance goals as determined by the Committee and the Payout Matrix to derive the number of performance shares earned by the Participant, and then multiplies that number of shares by a value that is a computation of the closing fair market stock price for the month of December of the third year of each performance cycle plus the effect of dividends reinvested at the dividend payment date during the performance cycle.

10.	Payment of Awards. Awards earned under the terms of the Plan may, at the discretion of the Committee, be paid out in any combination of stock through the Company’s stock plan or cash. Awards will be paid during the first calendar quarter of the year following the conclusion of the performance share cycle.

11.	Termination of Employment, Retirement, or Death of Participant.

a.	Participation in this Plan does not create a contract of employment or grant any employee the right to be retained in the service of the Company. Any Participant whose employment is terminated for cause, including but not limited to performance-related termination, fraud, or violation of the Company’s Code of Business Conduct and Ethics, will forfeit all rights to payment under this Plan.

b.	If a Participant separates from the Company through resignation or is discharged during a performance share cycle, that Participant’s Plan award shall be immediately forfeited, and that Participant shall have no right to any payment for that cycle.

c.	If a Participant separates from the Company due to retirement (“retirement” means leaving the Company at or after age 55 with at least five years of service) or job loss due to restructuring or sale of a business, participation shall continue to the end of the performance share cycle, and that Participant shall be paid part of the amount earned according to the terms of the award proportionate to the period of active service during the cycle. However, in the event of retirement before the completion of three months of service in a cycle, no amount shall be paid for that cycle.

d.	If a Participant dies during a performance share cycle, participation shall continue to the end of the cycle, and the Participant’s designated beneficiary (or if none, then the Participant’s estate) shall be paid part of the amount earned according to the terms of the award proportionate to the period of service during the cycle before the Participant’s death. However, in the event of death before the completion of three months of service in a cycle, no amount shall be paid for that cycle.

12.	Change of Control.

a.	Change of Control shall mean:

(1)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Company common stock; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control:

(a)	any acquisition of Company common stock directly from the Company,

(b)	any acquisition of Company common stock by the Company,

(c)	any acquisition of Company common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company,

(d)	any acquisition of Company common stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (3) of this Section 12(a), or

(e)	any acquisition of Company common stock by the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trusts and foundations established by any of them; or

(2)	individuals who, as of the effective date of this Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(3)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination;

(A)	all or substantially all of the individuals and entities who were the beneficial owners of outstanding Company common stock and other Company securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and (c), shall include an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(B)	no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such entity unless such person owned 25% or more of the Company prior to the Business Combination, and

(C)	at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

b.	The earlier of either a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the Rohm and Haas stock plan shall automatically become fully exercisable and each option holder may exercise such option and receive a cash payment equal to (i) the higher of (a) the consideration received by a stockholder for a share at the time of a Change of Control and (b) the average closing price of the shares on the New York Stock Exchange for the 30 trading days immediately preceding the Change of Control, over (ii) the exercise price. Upon such receipt, all of such option holder’s options shall terminate and be of no further force or effect. Unless exercised for the cash payment provided for above, from and after the Change of Control such option shall remain exercisable for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such option could have been exercised immediately prior to such Change of Control.

c.	The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all restrictions on outstanding stock granted pursuant to the Rohm and Haas stock plan shall automatically lapse.

13.	Effective Date of Plan. This Plan shall be effective as of January 1, 2004, subject to the approval of the stockholders of the Company at the 2004 annual stockholders meeting.

14.	Amendment, Suspension, or Termination of Plan. The Board of Directors of the Company may at any time suspend, terminate or amend the Plan in such respects as the Board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, shall increase the pay-outs under the plan or change the class of persons eligible to participate in the plan. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Unless otherwise determined by the Committee, performance share cycles in effect at the time of termination of the Plan shall remain in effect according to their original terms until completed.

APPENDIX D

2004 AMENDED AND RESTATED
ROHM AND HAAS COMPANY STOCK PLAN
(Amendments effective February 1, 2004, subject to stockholder approval)

1.	Purpose. The 2004 Amended and Restated Rohm and Haas Company Stock Plan (“Plan”) has been established by Rohm and Haas Company (the “Company”) to attract and retain employees, to motivate Plan participants by means of appropriate incentive, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies, and to further identify and align Plan participants’ interests with those of the Company’s management and its stockholders through stock and other equity compensation, thereby promoting the long-term financial interests of the Company and its stockholders. The Plan amends and restates the Amended and Restated Rohm and Haas Stock Plan approved by the Company’s stockholders on May 7, 2001, which in turn amended and restated the plan originally approved by the stockholders on June 21, 1999 (the “2001 Restatement”).

2.	Stock Subject to the Plan.

a.	The Plan incorporates the aggregate of 19,000,000 shares of Company common stock (either authorized and unissued or treasury shares), previously authorized and reserved for purposes of the 2001 Restatement and still undelivered plus an additional 10,000,000 shares for a total of 29,000,000 shares, for delivery to participants. No more than 3,000,000 of these shares may be granted to any employee as options during a five-year period. No more than 50% of the aggregate shares in this Plan may be granted as restricted stock. No unrestricted stock may be granted except as payment under other Company compensation plans.

b.	The total number of reserved shares shall be adjusted as the Committee (as defined in Section 4, below) deems appropriate to reflect stock dividends, stock splits, combinations of shares and any other change in the corporate capital structure, including reorganization, recapitalization, merger and consolidation.

c.	Any shares that are forfeited to the Company or any shares subject to options under this Plan that expire without being exercised shall be available for the grant of new awards. If the exercise price of any stock option granted under this Plan or any prior plan is satisfied by tendering shares of common stock, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under this Plan.

3.	Eligibility. Awards under this Plan may be granted only to employees (including officers) and directors of the Company or of its subsidiaries. The term “subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company. The grant of an award shall not impose upon the Company or its subsidiaries any obligation to retain the participant as an employee for any period.

4.	Administration of the Plan.

a.	Committee. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company each of whom qualify as outside directors under applicable IRS and SEC regulations and NYSE listing standards, shall be appointed by the Board (the “Committee”). From time to time, the Board may remove a member of the Committee or appoint other members in substitution for, or in addition to, members previously appointed to the Committee and it may fill vacancies, however caused, in the Committee.

b.	Process. One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

c.	Purpose. The Committee will administer, construe and interpret the Stock Plan and will establish rules for handling relevant situations. The Committee’s decisions will be final and binding on all parties, including the Company, the stockholders, and the employees.

5.	Grants. The Committee shall determine the form and amounts of awards to participants. Awards shall be subject to the terms and conditions, not inconsistent with this Plan, that the Committee, in its sole discretion, determines.

a.	Stock Options.

(1)	Designation. The Committee shall designate options as incentive stock options under the provisions of the Internal Revenue Code, of 1986, as amended (“Code”), or as nonqualified stock options. The aggregate fair market value of the underlying stock, determined at the time of grant, for all incentive stock options granted to each individual that first become exercisable in any calendar year shall not exceed $100,000.

(2)	Option Price. The exercise price of stock under each option granted (other than in connection with the grant or assumption of options in connection with a transaction as contemplated by Section 424 of the Code) shall not be less than the fair market value of the stock on the day the option is granted. Unless otherwise determined by the Committee at the time of grant, the exercise price of stock under each option granted shall be the fair market value of the stock on the day the option is granted. The fair market value shall be the average of the high and low prices of the Company’s common stock as reported on the New York Stock Exchange composite transaction quotations for the designated day or, if there was no transaction on that day, for the last preceding day on which there was such a transaction (the “fair market value”).

(3)	Vesting. Unless otherwise determined by the Committee:

(i)	subject to the following subparagraph 3(ii), the options will vest and become exercisable on the following schedule:

1/3 of the option grant	one year from the grant date
1/3 of the option grant	two years from the grant date
1/3 of the option grant	three years from the grant date

(ii)	all options shall vest and become fully exercisable upon the occurrence of events constituting a Change of Control as defined in Section 7.

(4)	Expiration of Options. Unless otherwise determined by the Committee:

(i)	subject to the provisions of subparagraphs (4)(ii), (iii) and (iv), options will expire ten years from the date of grant during the participant’s continued employment with the Company or its subsidiaries;

(ii)	subject to the provisions of subparagraph (4)(iv)(b), options will expire the earlier of ten years from the date of grant or five years from the date of the participant’s separation from the Company due to death, long-term disability (as that term is defined in the Company’s benefits plans) or retirement (“retirement” means leaving the Company at or after age 55 with at least five years of service);

(iii)	subject to the provisions of subparagraph (4)(iv)(b), for participants who separate from the Company and are eligible for the Company’s Employee Transition Program due to a non-performance related job elimination, restructuring, reorganization or similar event, or because they work for a business divested by the Company, unvested options will immediately expire on the last day worked for the Company and vested options will expire 90 days from the last day worked;

(iv)	all vested and unvested options will expire immediately

a.	upon the effective date of the participant’s separation from the Company due to resignation, performance-related termination or termination for other cause, or

b.	upon violation of a non-compete or confidentiality obligation to the Company.

(5)	Transferability. Unless otherwise determined by the Committee, options shall not be transferable except by will or the laws of descent and distribution.

(6)	Continuation of Options. Options designated as incentive stock options will continue as non-qualified options at the time they lose their status as incentive stock options under the Code.

b.	Restricted and Unrestricted Stock.

(1)	Size and Timing of Awards. Awards of shares may be made as payments under the annual incentive and the long-term performance share plans on a basis established by the Committee and may be made in lieu of some or all of the cash awards payable under those plans. In addition, independent of those plans, the Committee may approve other share awards for purposes that in its sole judgment are in the best interests of the Company.

(2)	Terms and Conditions for Restricted Stock. The Committee has the authority to make awards of restricted stock and determine the terms and conditions. Unless otherwise determined by the Committee:

(i)	Restrictions are time-based and will lapse upon the completion of five years of continuous Company service by the participant from the date of grant. Also, the Committee may impose such other restrictions that in its sole judgment it determines are in the best interests of the Company.

(ii)	Restrictions shall immediately lapse on the date of the participant’s separation from the Company due to death, long-term disability (as that term is defined in the Company’s benefits plans) or retirement (“retirement” means leaving the Company at or after age 55 with at least five years of service).

(iii)	None of the shares may be transferred or sold prior to the lapse of restrictions.

(iv)	Ownership of all stock on which the restrictions have not lapsed will be forfeited to the Company immediately upon the participant’s separation from the Company for any reason other than those set forth in Section 5(b)(2)(ii), above. Provided, however, that if a participant separates from the Company and is eligible for the Company’s Employee Transition Program, then the Committee shall determine, or shall delegate this determination either to the Company’s Executive Council or Leadership Council, whether or not to accelerate the lapsing of the restrictions on all, none or a portion of shares awarded to the participant. This determination shall be made in a manner consistent with the Company’s policies prohibiting discrimination based on age, race, gender, color, religion, national origin, disability, sexual orientation, status as a disabled Vietnam-era veteran, or immigration status.

(v)	If the restricted stock award is made in a dollar amount, the number of shares awarded shall be determined by dividing the dollar value of the award by the fair market value of Company common stock on the day of grant.

(3)	Terms and Conditions for Unrestricted Stock. Effective upon the date of the award, unrestricted stock is owned by the participant without encumbrance or restriction. Awards of unrestricted stock shall be made only in lieu of some or all of the cash awards payable under the long-term performance share plan.

6.	Option Exercises.

a.	Notice. Notice in writing shall be given to the Secretary of the Company indicating the date of exercise and specifying the number of shares to be exercised at the option price.

b.	Payment of Exercise Price. The exercise price shall be paid to the Company in full at the time of the delivery of the shares acquired upon the exercise of the option. Unless otherwise determined by the Committee, payment may be made:

(i)	in cash (including check, bank draft, money order or the assignment of cash from the simultaneous sale of the shares whose option is being exercised); or

(ii)	by delivering Company common stock currently owned by the participant; or

(iii)	by a combination of Company common stock and cash.

The number of shares of Company common stock required to be delivered to the Company in a stock-for-stock exercise shall be determined by dividing the total exercise price by the fair market value of the Company common stock for the day preceding the day of exercise. All Company common stock delivered in a stock-for-stock exercise shall have been held by the participant for a minimum of six months.

7.	Change of Control.

a.	Change of Control shall mean:

(1)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Company common stock; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control:

(a)	any acquisition of Company common stock directly from the Company,

(b)	any acquisition of Company common stock by the Company,

(c)	any acquisition of Company common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company,

(d)	any acquisition of Company common stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (3) of this Section 7(a), or

(e)	any acquisition of Company common stock by the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trusts and foundations established by any of them; or

(2)	individuals who, as of the effective date of this Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(3)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(A)	all or substantially all of the individuals and entities who were the beneficial owners of outstanding Company common stock and other Company securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and (c), shall include an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(B)	no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such entity unless such person owned 25% or more of the Company prior to the Business Combination, and

(C)	at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

b.	The earlier of either a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to this Plan shall automatically become fully exercisable and each option holder may exercise such option and receive a cash payment equal to (i) the higher of (a) the consideration received by a stockholder for a share at the time of a Change of Control and (b) the average closing price of the shares on the New York Stock Exchange for the 30 trading days immediately preceding the Change of Control, over (ii) the exercise price. Upon such receipt, all of such option holder’s options shall terminate and be of no further force or effect. Unless exercised for the cash payment provided for above, from and after the Change of Control such option shall remain exercisable for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such option could have been exercised immediately prior to such Change of Control.

c.	The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all restrictions on outstanding stock granted pursuant to this Plan shall automatically lapse.

8.	Non-U.S. Grants. The Committee may make such grants and establish such subplans as it deems appropriate for employees who are subject to the laws of nations other than the United States.

9.	Agreement with the Company. An award of shares under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall, in its sole discretion, prescribe. These terms and conditions will be set forth in an award notice delivered to the participant. Unless otherwise determined by the Committee, the award shall not be effective until the participant has agreed to the terms and conditions of the award by signing the notice and returning it to the Secretary of the Company. Compliance with the terms and conditions set forth in the award notice is required.

10.	General Terms.

a.	Adjustments to Reflect Changes in the Capital Structure. The Committee, in its sole discretion, may adjust the number of shares and the price per share, the number of shares subject to any unexercised option and the option price per share to reflect stock dividends, stock splits, combinations of shares and may take any other action it, in its sole discretion, deems equitable to address any other change in the corporate capital structure of the Company including reorganization, recapitalization, merger and consolidation.

b.	No Repricing. No award may by repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with a change in the Company’s capitalization as permitted under Section 10(a)), if the effect would be to reduce the exercise price for the shares underlying such award.

c.	Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Subject to such requirements as the Committee may impose, withholding obligations may be satisfied through either payroll deduction or cash payment by the participant or the withholding of shares by the Company.

d.	Obligation of the Company to Deliver Shares. The obligation of the Company to deliver shares upon an exercise shall be subject to all applicable laws, rules, regulations and such approval by governmental agencies as may be required, including such steps as counsel for the Company shall deem necessary or appropriate to comply with the requirements of relevant securities laws. The Committee may establish such rules for the delivery of the shares as it, in its sole discretion, deems appropriate.

e.	Adjustments for Accounting and Tax Changes. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards, or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including events constituting a Change of Control) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

f.	Effective Date. The amendments to the Plan are effective February 1, 2004, subject to the approval of the stockholders of the Company at the 2004 annual stockholders meeting. To the extent awards are granted under this Plan prior to the 2004 annual stockholders meeting, those awards are contingent on stockholder approval of the Plan.

g.	Duration of Plan. The duration of this Plan shall not exceed 10 years from the effective date last approved by the stockholders, provided, however, that the terms and conditions of grants that remain outstanding at the time the Plan expires will continue in full force and effect.

11.	Amendment, Suspension or Termination of Plan. The Committee or the Board may at any time suspend, terminate or amend the Plan in such respects as the Committee or the Board deems to be in the best interests of the Company. No such amendment for which stockholder approval is required under the securities laws or for compliance with Section 162(m) of the Code (if the Company chooses to comply) will be made without such stockholder approval. No amendment shall adversely affect the right of participants or their successors in interest, under the terms of options or restricted stock granted prior to the effective date of the amendment.

APPENDIX E

PRE-APPROVAL POLICIES AND PROCEDURES
FOR AUDIT AND NON-AUDIT SERVICES
PROVIDED BY PRICEWATERHOUSECOOPERS LLP

A.	Policies and Procedures for Provision of Audit and Non-Audit Services

The Audit Committee is setting out policies and procedures for the approval of the performance of services by the Company’s independent auditor. These policies and procedures are intended to comply with the SEC rules requiring that the policies and procedures be detailed as to the particular services to be provided, that the Audit Committee be informed about each service and that these policies and procedures do not result in the delegation of the Audit Committee’s authority to management.

Annually, the Audit Committee will set a budget for both “audit” and “non-audit” services that may be provided by the Company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”). “Non-audit services” shall, for these purposes, include services relating to “Audit-Related Fees,” “Tax Fees” and “All Other Fees” as defined by Item 9(e) of Schedule 14A. The Audit Committee will pre-approve categories of particular services that the independent auditor may perform and monetary limits for each project in a category of pre-approved services. No services for which the fees would fall into the category “All Other Fees” will be pre-approved. The Chairman of the Audit Committee is authorized to approve audit, audit-related or tax projects that exceed the specified pre-approved limits. For any fiscal year, the amount spent for non-audit services shall not exceed the amount spent for audit services without the prior approval of the Audit Committee.

Management will report to the Audit Committee at every regularly scheduled meeting, each service provided by PwC and the total fees paid to PwC for all such services to date during the current fiscal year.

B.	Pre-Approved Categories of Services and Monetary Limits for 2003

Service		Pre-Approved Limits

1.	Audit	$3,925,000
	o All services performed to comply with GAAS
	o Comfort letters
	o Issuance of consents
	o Audit of and assistance with implementation of new accounting and financial reporting standards
	o Statutory Audits
	o Attest services that are required by statute or regulation
	o Assistance with and review of documents filed with the SEC

2.	Audit-Related	$100,000	per project
	o Employee benefit plan audits
	o Due diligence related to mergers, acquisitions and dispositions
	o Accounting consultations and audits in connection with acquisitions
	o Internal control reviews
	o Attest services that are not required by statute or regulation
	o Consultation concerning financial accounting and reporting standards
	o Forensic accounting investigations
	o Sarbanes-Oxley section 404 implementation

Service				Pre-Approved Limits

3.	Tax			$100,000 per project
	o	Tax compliance

		▪	Preparation of original and amended tax returns

		▪	Tax return review

		▪	Claims for refund

		▪	Tax payment planning services

		▪	Transfer pricing documentation

	o	Tax planning and advice

		▪	Assistance with tax audits and appeals

		▪	Tax advice related to mergers, acquisitions, dispositions, restructurings and subsidiary capital structure and cash repatriation advice

		▪	Tax advice related to benefit plans

		▪	Assistance with requests for rulings or technical advice from taxing authorities

		▪	Monitoring of global legislative and regulatory tax developments

		▪	Tax advice related to tax accounting and credits

		▪	Tax advice related to transfer pricing

		▪	Tax advice relating to non-income taxes such as excise, property,VAT, sales and use, transfer, franchise, net worth, payroll and similar taxes

NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT

This Document has been printed entirely on recycled paper.
©Rohm and Haas Company, 2004

ROHM AND HAAS COMPANY

c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY.

Receiving Stockholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so, go to http://www.econsent.com/roh and follow the instructions provided, or check the box while voting electronically.

Your vote is important. Please vote immediately.

Vote-by-Internet

1. 2.	Log on to the internet and go to http://www.eproxyvote.com/roh With this form in front of you, follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. 2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683) With this form in front of you, follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	3715

1.	Election of	(01)	W.J. Avery	(08)	R.L. Keyser
	Directors	(02)	J.M. Fitzpatrick	(09)	J.P. Montoya
		(03)	E.G. Graves, Sr	(10)	S.O. Moose
		(04)	R.L. Gupta	(11)	G.S. Omenn
		(05)	D.W. Haas	(12)	G.L. Rogers
		(06)	T.W. Haas	(13)	R.H. Schmitz
		(07)	J.A. Henderson	(14)	M.C. Whittington

FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES

☐

For all nominees except as noted above

ROHM AND HAAS COMPANY

		FOR	AGAINST	ABSTAIN
2.	Approval of a proposal to adopt the 2004 Rohm and Haas Company Annual Incentive Plan.	☐	☐	☐
3.	Approval of a proposal to adopt the 2004 Rohm and Haas Company Long-Term Performance Share Plan.	☐	☐	☐
4.	Approval of the 2004 Amended and Restated Rohm and Haas Company Stock Plan.	☐	☐	☐
5.	Ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent auditor for 2004.	☐	☐	☐
6.	To transact any other business as may properly come before the meeting.	☐	☐	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐

Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ROHM AND HAAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy For Annual Meeting Of Stockholders - May 3, 2004

The undersigned hereby appoints J.M. Fitzpatrick, R.L. Gupta and S.O. Moose and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 3, 2004, and at any adjournment thereof, and to vote shares of stock of the Company which the undersigned would be entitled to vote if personally present. If the undersigned participates in the Rohm and Haas Employee Stock Ownership and Savings Plans, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust and the Non-ESOP Thrift Fund to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

This proxy will be voted as directed on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director, FOR the approval of all proposals and FOR the ratification of PricewaterhouseCoopers LLP as Rohm and Haas Company’s independent auditor.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?